Exhibit 10.1

OFFICE LEASE AGREEMENT

by and between

HALL OFFICE PARK BUILDING 16, L.P.

and

JAMBA JUICE COMPANY

OFFICE BUILDING LEASE

TABLE OF CONTENTS

ARTICLE I - DEFINED TERMS			1
1.1	Tenant		1
1.2	Premises		1
1.3	Term		1
1.4	Base Rental		1
1.5	Base Year		1
1.6	Landlord's Share of Building Operating Costs		1
1.7	First Year Estimated Energy Costs		1
1.8	Prepaid Rent		1
1.9	Security Deposit		2
1.10	Premises Use		2
1.11	Tenant's Insurance Requirements		2
1.12	Addresses for Notices and Payment of Rent and Other Charges		2
1.13	Broker		2
1.14	Exhibits		2
1.15	Incorporation		2

ARTICLE II - PREMISES, COMMON AREAS			3
2.1	Demise		3
2.2	Rentable Area of Building		3
2.3	Acceptance of Premises and Building by Tenant		3
2.4	Walls, Ceilings		3
2.5	Common Areas		4

ARTICLE III-			4
3.1	Lease Term		4
3.2	Delivery of Premises
3.3	Holding Over by Tenant		4

ARTICLE IV			5
4.1	Base Rental		5
4.2	Tenant's Share of Certain Building Costs.		5
	4.2.1	Pro Rata Share	5
	4.2.2	Building Operating Costs	5
	4.2.3	Energy Costs	6
	4.2.4	Electricity Savings Expenditures	6
	4.2.5	Estimated Costs	6
4.3	Adjustment for Occupancy		7
4.4	Prepaid Rent		7
4.5	Security Deposit		8
4.6	Taxes on Tenant's Property; Other Taxes		8
4.7	Late Payments		8
4.8	Interest		8
4.9	Supervision Fee		8
4.10	Additional Rental		8

ARTICLE V - CONSTRUCTION			9

ARTICLE VI - SERVICES AND UTILITIES			9
6.1	Services by Landlord		9
6.2	Tenant's Obligations		10
6.3	Additional Services		10
	6.3.1	Heating and Air Conditioning	10
	6.3.2	Electricity	10
	6.3.3	Cleaning	11
6.4	Interruption		11

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ARTICLE VII - USE AND OCCUPANCY			11
7.1	Quiet Enjoyment		11
7.2	Tenant's Use		11
7.3	Rules and Regulations		12
7.4	Additional Covenants of Tenant.		12
	7.4.1	Applicable Laws	12
	7.4.2	Waste, Hazards	12
7.5	Entry by Landlord		12
7.6	Building Name		13

ARTICLE VIII - REPAIRS, ALTERATIONS			13
8.1	Repairs and Maintenance		13
8.2	Surrender of Premises		13
8.3	Alterations and Additions by Tenant.		14
	8.3.1	Approval Required	14
	8.3.2	Complex Alterations	14
	8.3.3	Standard of Work	14
	8.3.4	Ownership of Alterations	15
8.4	Mechanics and Materialmen's Liens		15
8.5	Control of Building and Common Areas		15

ARTICLE IX - INSURANCE			15
9.1	Tenant's Insurance		15
	9.1.1	Liability Insurance; Other	15
	9.1.2	Property Insurance	16
	9.1.3	Policy Form	16
9.2	Indemnity.		16
	9.2.1	WAIVER AND INDEMNITY BY TENANT	16
	9.2.2	INDEMNITY BY LANDLORD	16
9.3	Landlord's Insurance		17
9.4	Waiver of Subrogation		17
9.5	Control of Proceeds		17

ARTICLE X - ASSIGNMENT AND SUBLETTING			18
10.1	Consent		18
10.2	Landlord's Options		18
10.3	Definition of Assignment		19
10.4	Bankruptcy, Insolvency		19
10.5	Landlord's Assignment		19

ARTICLE XI - FIRE AND OTHER CASUALTY			20
11.1	Total Destruction		20
11.2	Partial Destruction		20
11.3	No Liability		20

ARTICLE XII - EMINENT DOMAIN			20
12.1	Total Taking		20
12.2	Partial Taking		21
12.3	Award		21

ARTICLE XIII - DEFAULT BY TENANT			21
13.1	Events of Default		21
	13.1.1	Monetary Default	21
	13.1.2	Non-monetary Default	21
	13.1.3	Assignment to Creditors	21
	13.1.4	Insolvency	21
	13.1.5	Receivership	21
	13.1.6	Abandonment	22
	13.1.7	Inaccuracy of Financial Information	22
13.2	Remedies		22
	13.2.1	Landlord's Remedies.	22

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	13.2.2	Relet Premises	23
	13.2.3	Cure Default	24
	13.2.4	Injunctive Relief	24
13.3	Landlord's Damages		24
13.4	Remedies Cumulative		24
13.5	Joint and Several Liability		24
13.6	Landlord's Lien; Security Interest		24
13.7	Attorneys' Fees		24
13.8	Waivers		25
13.9	Landlord's Default		25
13.10	Waiver of Trial by Jury		25

ARTICLE XIV - SUBORDINATION AND ATTORNMENT			26
14.1	Subordination		26
14.2	Attornment		26
14.3	Further Documentation		26

ARTICLE XV - CERTIFICATES			26
15.1	Estoppel Certificates		26
15.2	Financial Statements		27

ARTICLE XVI - LIMITATIONS ON REMEDIES AND OBLIGATIONS; INTEREST OF LANDLORD			27
16.1	Consents		27
16.2	Force Majeure		27
16.3	Best Efforts		27
16.4	Exculpation		27
16.5	Sale of Building		27

ARTICLE XVII - NOTICES			28

ARTICLE XVIII - BROKERS			28

ARTICLE XIX - RELOCATION OF TENANT			28

ARTICLE XX - MISCELLANEOUS			28
20.1	No Implied Waiver		28
20.2	No Recording		29
20.3	Independent Contractor		29
20.4	Additional Amenities		29
20.5	Survival		29
20.6	Severability		29
20.7	Amendments		29
20.8	Binding Effect; Authority		29
20.9	Gender		29
20.10	Captions; Section References		29
20.11	Exhibits		30
20.12	Entire Agreement		30
20.13	Counterparts		30
20.14	Governing Law and Venue; Miscellaneous		30
20.15	No Reservation; Interpretation		30
20.16	OFAC Certification		30

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EXHIBITS

Exhibit "A" - Floor Plan of the Premises

Exhibit "B" - Legal Description of Property

Exhibit "C" - Building Operating Cost Examples

Exhibit "D" - Rules and Regulations

Exhibit "E" - Leasehold Improvements Agreement

Exhibit "F" - Parking Agreement

Exhibit "G" - Acceptance of Premises Memorandum

Exhibit "H" – Renewal Option

Exhibit "I" -  Termination Option

Exhibit "J" -  Right of First Refusal

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OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (the "Lease") is made and entered into effective as of the 3rd day of May, 2016 (the "Effective Date"), between Hall Office Park Building 16, L.P., a Texas limited partnership (the "Landlord"), and Tenant (as defined below).

ARTICLE I

DEFINED TERMS

As used in this Lease, the following terms shall have the respective meanings set forth below:

1.1         Tenant.  Jamba Juice Company (the "Tenant"), a California corporation.

1.2         Premises.  Designated as Suite 700, outlined and crosshatched on Exhibit "A" attached hereto and containing approximately Nineteen Thousand, One Hundred Fifty-Six (19,156) Rentable Square Feet on floor seven (7) and approximately Six Thousand, Two Hundred Twenty-Five (6,225) Rentable Square Feet on floor one (1) of the Building located at 3001 Dallas Parkway, Frisco, Texas.  (Article II)

1.3        Term.  Beginning on the Commencement Date, as defined in Section 3.1 hereof (contemplated to be on or about October 1, 2016) and ending on the last day of the One Hundred Twenty-Sixth (126th) full calendar month following the Commencement Date.  (Article III)

1.4        Base Rental.   (Section 4.1)

Period	Annual Base Rental Rate per Rentable Square Foot	Monthly Base Rental Installment

CD – Month 18	$32.00	$67,682.67	*
Month 19 – Month 30	$32.50	$68,740.21
Month 31 – Month 42	$33.00	$69,797.75
Month 43 – Month 54	$33.50	$70,855.29
Month 55 – Month 66	$34.00	$71,912.83
Month 67- Month 78	$34.50	$72,970.38
Month 79 – Month 90	$35.00	$74,027.92
Month 91 – Month 102	$35.50	$75,085.46
Month 103 – Month 114	$36.00	$76,143.00
Month 115 - ED	$36.50	$77,200.54

CD = Commencement Date	ED = Expiration Date
Month = One full calendar month
* Subject to abatement as provided in Section 4.1 below

1.5        Base Year.  Calendar year 2017. (Section 4.2)

1.6        Landlord's Share of Building Operating Costs.  The actual Building Operating Costs for the Base Year.

1.7        First Year Estimated Energy Costs.  Thirty Thousand, Seven Hundred Eleven and 01/100 Dollars ($30,711.01) annually [computed on the basis of One and 21/100 Dollars ($1.21) per Rentable Square Foot of the Premises], payable in equal monthly installments.  (Section 4.2)

1.8        Prepaid Rent.  Sixty-Seven Thousand, Six Hundred Eighty-Two and 67/100 Dollars ($67,682.67) applicable to the seventh (7th) month of the Term.  (Section 4.4)

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1.9        Security Deposit.  Seventy-Two Thousand, Four Hundred Forty-One and 61/100 Dollars ($72,441.61).  (Section 4.5)

1.10      Premises Use.  General office use consistent with a first-class office building.  With respect to the portion of the Premises located on the first floor only, a test kitchen and general office use consistent with a first-class office building and for such uses specifically allowed under Section 7.2 below.  (Article VII)

1.11      Tenant's Insurance Requirements.  See Section 9.1 hereof.

1.12      Addresses for Notices and Payment of Rent and Other Charges.  (Article XVII)

To Tenant:	To Landlord:

3001 Dallas Parkway	Hall Office Park Building 16, L.P.
Suite 700	6801 Gaylord Parkway, Suite 406
Frisco, Texas 75037	Frisco, Texas 75034
Attn: David Pace	Attn: Building Manager

with copies of notices to:	with copies of notices to:

3001 Dallas Parkway	Hall Financial Group, Ltd.
Suite 700	6801 Gaylord Parkway, Suite 100
Frisco, Texas 75037	Frisco, Texas 75034
Attn: Kathy Wright	Attn: Mark Depker

Prior to the Commencement Date:

Jamba Juice Company
2801 Network, Suite 500
Frisco, Texas 75034
Attn: David Pace

1.13      Broker.  Cushman & Wakefield of Texas, Inc., acting by and through its agents, Robbie Baty and Bill McClung.  (Article XVIII)

1.14      Exhibits.  The following-described exhibits (the "Exhibits") are attached to this Lease and made a part of this Lease for all purposes as if fully set forth herein:

Exhibit "A" - Floor Plan of the Premises

Exhibit "B" - Legal Description of Property

Exhibit "C" - Building Operating Cost Examples

Exhibit "D" - Rules and Regulations

Exhibit "E" -  Leasehold Improvements Agreement

Exhibit "F" - Parking Agreement

Exhibit "G" - Acceptance of Premises Memorandum

Exhibit "H" – Renewal Option

Exhibit "I" – Termination Option

Exhibit "J" – Right of First Refusal

1.15         Incorporation.  Each reference in this Lease or in any exhibit or any attachment to this Lease to any definition set forth in this Article I will be construed to incorporate all of the terms provided under the referenced provision in this Article I.  In the event of any conflict between a provision in this Article I and a provision in any other article of or exhibit, rider or attachment to this Lease, the latter will control.

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ARTICLE II

PREMISES, COMMON AREAS

2.1         Demise.  Landlord, in consideration of the rent to be paid and of the covenants and agreements in this Lease to be performed by Tenant, does hereby lease and demise unto Tenant, and Tenant hereby leases from Landlord, the Premises described in Section 1.2, in a building (the "Building") having the address of 3001 Dallas Parkway and situated on a tract of land in the City of Frisco, Collin County, Texas, and more particularly described in Exhibit "B" attached hereto (the "Property"), upon and subject to the terms, covenants and conditions set forth in this Lease, and further subject to all applicable building, zoning and other ordinances and governmental requirements affecting the Building or Premises and to all covenants, encumbrances and other matters of record encumbering or affecting the Building or Premises.

2.2         Rentable Area of Building.  For all purposes of this Lease, Landlord and Tenant hereby stipulate and agree that  there are approximately One Hundred Ninety-Two Thousand Five Hundred and Ninety-Three (192,593) Rentable Square Feet contained in the Building.  The determination of the number of Rentable Square Feet comprising the Premises, as set forth in Section 1.2 above, is similarly hereby stipulated and agreed to by the Landlord and Tenant.  Tenant and Landlord hereby stipulate and agree that the number of Rentable Square Feet comprising the Building and the Premises shall be and remain as set forth in this Section 2.2 and in Section 1.2 above, respectively, notwithstanding anything to the contrary contained in this Lease, and further notwithstanding any minor variations in measurement or other minor variations that may have been incurred in the calculation thereof.

2.3         Acceptance of Premises and Building by Tenant.  Subject to any obligations of Landlord pursuant to Section 7.4.1, and except for (a) the completion of the Basic Building Improvements and the Tenant Improvements (as each of such terms is defined in the Leasehold Improvements Agreement, if any, attached hereto as Exhibit "E"), (b) latent defects which are not observable upon a reasonable inspection and about which Tenant notifies Landlord within six (6) months after taking possession of the Premises, and (c) Landlord delivering the Premises in its existing condition in compliance with Applicable Laws (hereinafter defined), Tenant accepts the Premises in "AS IS, WITH ALL FAULTS" condition and the taking of possession of the Premises by Tenant will be conclusive evidence as to Tenant that:  (i) the Premises are suitable for the purposes for which the Premises are leased; (ii) the Building and each and every part and appurtenance thereof are in good and satisfactory condition; and (iii) Tenant waives any defects in the Premises and in all other parts of the Building and the appurtenances thereto.  TENANT ACKNOWLEDGES AND AGREES THAT, EXCEPT AS MAY BE OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE (INCLUDING THE LEASEHOLD IMPROVEMENTS AGREEMENT, IF ANY, ATTACHED HERETO), NEITHER LANDLORD NOR ANY LANDLORD-RELATED PARTY (AS SUCH TERM IS DEFINED BELOW) HAS MADE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE HABITABILITY, MERCHANTABILITY, SUITABILITY, QUALITY, CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE (COLLECTIVELY, THE "DISCLAIMED WARRANTIES") WITH REGARD TO THE PREMISES OR THE BUILDING; AND TENANT HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE DISCLAIMED WARRANTIES WITH REGARD TO THE PREMISES AND THE BUILDING.  Tenant agrees, upon the commencement of Tenant's occupancy of the Premises, to execute an Acceptance of Premises Memorandum substantially in the form of the instrument set forth in Exhibit "G" attached hereto.

2.4         Walls, Ceilings.  Landlord reserves the right to use all of the Building, including, without limitation, the Premises, the exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, as well as access thereto through the Premises, for the purposes of operation, maintenance, decoration and repair, so long as same does not unreasonably interfere with Tenant's use and occupancy of the Premises and Landlord shall not take any action under this Section 2.4 which will materially reduce the usable square footage of the Premises, lower the ceiling of the Premises, or raise the floor of the Premises.  The installation, erection, use and maintenance of any pipes, ducts and conduits in and through the Premises pursuant to this Section 2.4 will not be deemed to interfere with Tenant's use, enjoyment and occupancy of the Premises, provided that such pipes, ducts and conduits are concealed behind walls or above false ceilings to the extent practicable or otherwise boxed against walls or columns in a manner consistent with Tenant's decor.  Landlord shall give Tenant reasonable advance notice prior to entering the Premises for such purposes.

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2.5         Common Areas.  Tenant is hereby granted a nonexclusive, revocable license to use the Common Areas (as hereinafter defined) during the term of this Lease for their intended purposes, in common with others, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations.  For purposes hereof, "Common Areas" will mean all areas, spaces, facilities and equipment made available by Landlord for the common and joint use of Landlord, Tenant and others in and around the Building, including, but not limited to, sidewalks, lobbies, loading areas, Building stairs, elevators, and such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas.

ARTICLE III

TERM

3.1         Lease Term.  This Lease will be in effect and continue in force during a period beginning on the Effective Date of this Lease and ending on the expiration of the Term, unless this Lease is terminated early or extended to a later date pursuant to the terms of this Lease.  The Term of this Lease shall commence and Rent will accrue beginning on the date ("Commencement Date") which shall be October 1, 2016, subject to postponement due to Landlord Delays (defined below) as provided below, and the Term of this Lease will expire on a date (the "Expiration Date") that corresponds to the number of full calendar months after the Commencement Date set forth in Section 1.3, unless sooner terminated in accordance with the provisions of this Lease, it being understood that this Lease terminates on the last day of the applicable calendar month.  In the event of Landlord Delays, the Commencement Date shall be postponed by an amount of time equal to the length of any Landlord Delays to the extent such Landlord Delays actually caused delays in the completion of the Tenant Improvements beyond October 1, 2016.  Notwithstanding anything to the contrary contained in the foregoing, if Tenant completes the Tenant Improvements and receives a Certificate of Occupancy prior to the Commencement Date, Tenant may have beneficial occupancy of the Premises prior to the Commencement Date subject to the terms and conditions of this Lease except that Tenant shall not be obligated to pay Base Rental or Building Operating Costs for any such occupancy prior to the Commencement Date but Tenant shall be obligated to pay Energy Costs.  "Landlord Delays" shall mean, for purposes hereof, any delays caused by acts or omissions to act, negligence or willful misconduct of Landlord or any of Landlord's employees, agents, contractors or representatives, but in no event delays caused by Tenant or delays due to force majeure.

3.2         Holding Over by Tenant.  If Tenant continues to hold the Premises after the Expiration Date or earlier termination of this Lease, Tenant will pay to Landlord, as Base Rental for the period of such holding over, a daily Base Rental amount equal to the number determined by multiplying the Base Rental for the final month of the Term by one hundred fifty percent (150%) and then dividing that result by thirty (30).  Such amount will be due and payable in advance on the first day of each calendar month during any such holdover period.  During such time as Tenant continues to hold the Premises after the expiration or termination hereof, such holding over will be a tenancy at sufferance, subject to all of the terms, provisions, covenants and agreements of this Lease except as modified by this Section 3.3 with respect to the length of the Term and the amount of the Base Rental.  No payments of money by Tenant to Landlord after the expiration or termination of this Lease or after the giving of any notice of termination by Landlord to Tenant will reinstate, continue or extend the Term or reduce the liability of Tenant to Landlord for damages incurred because of such holding over by Tenant or affect any termination notice given by Landlord to Tenant, and no extension of the Term will be valid unless and until the same will be reduced to writing and signed by both Landlord and Tenant.  In addition to the payment of the holdover rent provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant’s holdover and Tenant fails to vacate the Premises within five (5) business days after Landlord notifies Tenant in writing of Landlord’s inability to deliver possession, or perform improvements, then notwithstanding any other provision of this Lease to the contrary, TENANT SHALL BE LIABLE TO LANDLORD FOR, AND SHALL PROTECT LANDLORD FROM AND INDEMNIFY AND DEFEND LANDLORD AGAINST, ALL LOSSES AND DAMAGES, INCLUDING ANY CLAIMS MADE BY ANY SUCCEEDING TENANT RESULTING FROM SUCH FAILURE TO VACATE, AND ANY CONSEQUENTIAL DAMAGES THAT LANDLORD SUFFERS FROM THE HOLDOVER.

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ARTICLE IV

TENANT'S MONETARY OBLIGATIONS

4.1         Base Rental.  Tenant agrees and promises to pay to Landlord at Landlord's offices in the Building (or at such other place as Landlord may designate from time to time), in lawful money of the United States of America, the Base Rental set forth in Section 1.4 hereof.  Notwithstanding anything to the contrary contained herein, provided no uncured event of default by Tenant exists under this Lease, Landlord agrees to abate the Base Rental due for a period of six (6) months after the Commencement Date; provided, however that in no event shall such abatement of Base Rental extend beyond March 31, 2017 regardless of whether the Commencement Date occurs after October 1, 2016.  The monthly installments of Base Rental will be due and payable in advance on the first day of each calendar month during the Term without notice or demand and without any offset or deduction whatsoever.  Should the Term commence on a day other than the first day of a calendar month or terminate on a day other than the last day of a calendar month, Base Rental for any such partial month will be prorated on a daily basis.  Base Rental for the first partial month, if any, will be payable on Commencement Date notwithstanding the receipt by Landlord of any prepaid rent under this Lease.  No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of Base Rental or other amount due from Tenant will be deemed to be other than a payment on account, nor will any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy provided by this Lease or by applicable law.  The acceptance by Landlord of rental payment(s) on a date after the due date of such payment(s) will not be construed to be a waiver of Landlord's right to declare a default for a subsequent late payment.

4.2         Tenant's Share of Certain Building Costs.

4.2.1           Pro Rata Share.  The Term "Premises' Pro Rata Share" means the amount obtained by multiplying the fraction having as its numerator the number of Rentable Square Feet in the Premises and as its denominator the number of Rentable Square Feet in the Building, times the cost in question.  Tenant hereby agrees that the Premises' Pro Rata Share as of the Effective Date is Thirteen and 179/1000 percent (13.179%), as determined in accordance with the formula set forth in the initial sentence of this paragraph.

4.2.2           Building Operating Costs.  Tenant will pay to Landlord, as additional rental hereunder, in the manner set forth below, an amount ("Tenant's Pro Rata Share") equal to the Premises' Pro Rata Share of the amount by which Building Operating Costs for each calendar year of the Term exceeds Landlord's Share of Building Operating Costs.  For purposes hereof, the term "Building Operating Costs" means all costs, charges, and expenses incurred by Landlord in connection with owning, operating, maintaining, repairing, insuring and managing the Building and Common Areas except those costs, charges, and expenses included within the definition of Energy Costs.  Building Operating Costs include, without limitation, the items enumerated on Exhibit "C"  to this Lease.  If the Building Operating Costs for any calendar year is less than Landlord's Share of Building Operating Costs, the Premises' Pro Rata Share of Building Operating Costs will be deemed to be equal to Landlord's Share of Building Operating Costs.  Notwithstanding the foregoing, Tenant’s Pro Rata Share of Controllable Operating Costs (defined below) shall not increase by more than 5% over Tenant’s Pro Rata Share of Controllable Operating Costs in the previous calendar year, including the Base Year, on a cumulative, compounded basis.  However, any increases in Building Operating Costs not recovered by Landlord due to the foregoing limitation shall be carried forward into succeeding calendar years during the Term (subject to the foregoing limitation) until fully recouped by Landlord.  For example, if Controllable Operating Costs were $100.00 in 2017, then the total Controllable Operating Costs that could be included in Building Operating Costs in 2018 would be $105.00, for 2019 the amount would be $110.25, for 2020 the amount would be $115.76, and so on.  In the preceding example, if Controllable Operating Costs in both 2018 and 2019 were $107.00, then Landlord could include only $105.00 in Building Operating Costs in 2018, but $109.00 (the Controllable Operating Costs plus the carry-forward from 2018) in 2019.  The term “Controllable Operating Costs” means all Building Operating Costs excluding expenses relating to the cost of utilities, security expenses, insurance, real estate taxes and assessments, and other expenses arising from legal requirements.  Any category of expenses which was not included in Landlord’s Share of Building Operating Costs shall not be included in Building Operating Costs unless the cost of such new category is added to Landlord’s Share of Building Operating Costs.

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4.2.3           Energy Costs.  Tenant will pay to Landlord, as additional rental hereunder, in the manner set forth below, the Premises' Pro Rata Share of Energy Costs for each calendar year of the Term.  For purposes hereof, the term "Energy Costs" means the costs charged to or incurred by Landlord for electricity and any and all other forms of energy for the Building and the Common Areas, including all costs of metering the Premises’ use of energy and all indirect costs of providing such energy, such as, but not limited to, any sales, use or other taxes and insurance; provided, that the Energy Costs passed through by, and reimbursable to, Landlord pursuant to this Section 4.2.3 shall be the actual costs incurred by Landlord with respect thereto with no mark-up for profit by Landlord or any affiliate of Landlord.  Tenant hereby acknowledges its understanding and agreement that Landlord has entered into (or may hereafter make and enter into) certain agreements with the Building's utility service provider(s), whereby each such provider has the exclusive right to provide utility services to the Building and Premises (provided the cost of such services are competitive in the market), and Tenant agrees to honor any such agreement(s) and to therefore use no other utility service provider(s) in respect to utilities to the Premises; provided, further, that it is acknowledged that Landlord shall have the right (at Landlord's option) at any time and from time to time during the Term to contract for service from a different company or companies providing electricity or any other applicable utility service (provided the cost of such services are competitive in the market), and Tenant shall reasonably cooperate with Landlord in connection with any such change in provider(s).  Landlord's obligation to furnish such utility services shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations; provided, further, that Landlord may, upon not less than 30 days' prior written notice to Tenant, discontinue any such services to the Premises, provided Landlord first arranges for a direct connection thereof through the supplier of such service (in which event Tenant shall be responsible for contracting with the supplier of such service, which has been approved by Landlord [such approval not to be unreasonably withheld by Landlord], and for paying all deposits for, and costs relating to, such service).

4.2.4           Electricity Savings Expenditures.  Notwithstanding anything contained in this Lease to the contrary, if for any reason, including but not limited to imposition of governmental requirements, laws or regulations, or in the event Landlord deems it necessary or prudent to expend monies directly or indirectly for the purpose of attempting to reduce energy consumption of the Building and if by generally accepted accounting principles those funds expended are, or may be treated as capital expenditures, the Tenant shall also pay: (i) Tenant's pro rata share of the utility charges actually incurred, in accordance with the Lease; plus (ii) Tenant's pro rata share of the savings generated by the capital expenditures for the applicable period, which savings shall be applied toward amortization of those capital expenditures until such time as the savings from the energy reduction have fully amortized and paid for the capital expenditure.

4.2.5           Estimated Costs.  Within ninety (90) days after the end of each calendar year after the Base Year, or as soon thereafter as is reasonably practicable, Landlord will deliver to Tenant a statement ("Statement") setting forth for the previous calendar year the actual Building Operating Costs, Energy Costs, Tenant's Pro Rata Share of Building Operating Costs and the Premises' Pro Rata Share of Energy Costs, the amounts paid by Tenant toward Building Operating Costs and Energy Costs and the amounts remaining due from or overpaid by Tenant.  If such Statement reveals that the amounts paid by Tenant toward Building Operating Costs and Energy Costs for such calendar year were in excess of Tenant's Pro Rata Share of actual Building Costs and/or the Premises' Pro Rata Share of actual Energy Costs, as the case may be, for such calendar year, Landlord shall reimburse Tenant, so long as Tenant is not then in default hereunder, for such excess payment amounts (or, at Landlord’s option, may credit such overpayment against Tenant's Pro Rata Share of Building Operating Costs, or the Premises' Pro Rata Share of Energy Costs, as applicable, next becoming due hereunder, provided that in no event shall such offset amount exceed 50% of the amount of any such payment next due, and any unused offset amounts remaining after a payment from Tenant shall roll over to future payments from Tenant until the full offset amount has been applied).  Likewise, if such Statement reveals that the amounts paid by Tenant toward Building Operating Costs and Energy Costs for such calendar year were less than Tenant's Pro Rata Share of the actual Building Operating Costs, or the Premises' Pro Rata Share of the actual Energy Costs, as the case may be, for such calendar year, then Tenant shall pay to Landlord the required additional amount upon Landlord’s demand therefor.  The foregoing provisions of this Section 4.2.5 shall survive the expiration or earlier termination of this Lease.  In addition, the Statement shall contain Landlord's estimate of Tenant's Pro Rata Share of Building Operating Costs ("Estimated Building Operating Costs") and Landlord's estimate of the Premises' Pro Rata Share of Energy Costs ("Estimated Energy Costs") for the then current calendar year (it being hereby acknowledged and agreed by Tenant that such sums, including without limitation the First Year Estimated Energy Costs amount set forth in Section 1.7 above, are estimates only, which shall be subject to adjustment by Landlord from time to time during the then-ensuing calendar year and which shall be subject to final adjustment based on the actual charges therefor as determined following each such calendar year, with such final adjustment to be communicated and paid in the manner set forth in this Section 4.2).  Any Statement delivered to Tenant by Landlord shall be conclusively presumed to be true and correct unless Tenant delivers a written objection to such Statement to Landlord within thirty (30) days after delivery thereof.  In the event Tenant timely delivers any such written objection(s) to such Statement to Landlord, then Tenant shall have the right, at Tenant’s expense, within sixty (60) days following Tenant's delivery of such objection(s), to audit Landlord's books and records related to such Statement and, as applicable, the Base Year; provided, however, the following conditions shall apply to any such audit by Tenant:  (i) such audit may be conducted only by an employee of Tenant or a lease auditor who is not engaged on a contingency fee or similar basis; (ii) the books and records of Landlord to be audited shall not include any attorney work product or privileged information disclosed to be such by Landlord; (iii) such audit shall be conducted during normal business hours at Landlord's office(s) where such books and records are maintained; (iv) Landlord shall be entitled to obtain a copy of any report or statement rendered with respect to such audit; and (v) Tenant and Tenant’s audit firm shall treat each such audit in a confidential manner and shall, upon Landlord’s request, execute a commercially reasonable form of confidentiality agreement prior to commencing the audit.  In the event such audit proves that the cost(s) for the period of time covered by such audit and set forth in the audited Statement were overstated by Landlord by more than five percent (5%) of the actual cost(s) thereof for the applicable period of time so audited, then Landlord will pay to Tenant, within thirty (30) days following Landlord's receipt of demand therefor accompanied by reasonable evidence of the following cost(s), (i) the cost(s) of such audit actually and reasonably incurred by Tenant (but in no event to exceed Two Thousand Five Hundred Dollars ($2,500.00)), and (ii) the amount of any such overpayment by Tenant.

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4.2.5.1           Commencing on the first day of the first month following the delivery to Tenant of each Statement referred to above and on the first day of each month thereafter until delivery to Tenant of the next such Statement, Tenant will pay to Landlord, concurrently with the Tenant's payments of the monthly installments of Base Rental as provided in this Lease, one-twelfth (1/12th) of the Estimated Building Operating Costs and one-twelfth (1/12) of the Estimated Energy Costs, as contained in the Statement.

4.2.5.2           In addition, Tenant will pay to Landlord the balance of the amounts, if any, required to be paid pursuant to Section 4.2.5 for the previous calendar year, or if Tenant has overpaid such amount, Landlord will refund the amount of such overpayment to Tenant, except that Landlord may (at Landlord's sole option) credit any amounts due from Landlord to Tenant as further set forth in Section 4.2.5.

4.2.5.3           In the event that the Commencement Date of this Lease occurs on a day other than the first day of a calendar year, Landlord will notify Tenant of the monthly installments of Estimated Building Operating Costs, if any, for the remainder of such calendar year, no later than thirty (30) days prior to Commencement Date.  For such initial calendar year, the Tenant's Pro Rata Share of the Building Operating Costs shall be prorated based on a fraction the numerator of which shall be the number of days from the Commencement Date to December 31 and the denominator of which is three hundred sixty-five (365).

4.2.5.4           The First Year Estimated Energy Costs shall be the amount set forth in Section 1.7 above.

4.2.5.5           In the event that this Lease terminates on a date other than the last day of a calendar year, then upon termination Tenant will pay to Landlord a sum equal to Landlord's estimate of the amount due as of the date of termination, such estimate to be based on the facts currently available to Landlord on the termination date.  Landlord and Tenant will thereafter settle the actual amounts owing within thirty (30) days of the final determination of Building Operating Costs and Energy Costs for such year.

4.3         Adjustment for Occupancy.  During any calendar year in which the Building has less than full occupancy, those Building Operating Costs and Energy Costs that are not fixed costs and that under ordinary circumstances vary with variances in occupancy of the Building will be computed as though the Building had been ninety five percent (95%) occupied for the entire calendar year.

4.4         Prepaid Rent.  Contemporaneously with Tenant's execution of this Lease, Tenant will pay to Landlord the sum specified in Section 1.8 hereof, which sum shall be credited to monthly installments of Base Rental as specified in said Section 1.8.

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4.5         Security Deposit.  Contemporaneously with the execution of this Lease, Tenant will pay Landlord the sum set forth in Section 1.9 as security for the performance by Tenant under this Lease.  If Tenant defaults with respect to any provision of this Lease, Landlord may, but will not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or may become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default.  If any portion of the Security Deposit is so used or applied, Tenant will, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the original amount.  So long as no uncured event of default by Tenant then exists under the Lease, the Security Deposit will be returned to Tenant within thirty (30) days after the Expiration Date, less any sums Landlord has deducted pursuant to this paragraph.  Tenant will not assign or encumber Tenant's interest in the Security Deposit and neither Landlord nor Landlord's successors or assigns will be bound by any such attempted assignment or encumbrance of the Security Deposit.

4.6         Taxes on Tenant's Property; Other Taxes.  Tenant will be liable for and will pay before delinquency all taxes, assessments, license fees, excise and other charges levied or assessed by any governmental or quasi-governmental authority against personal property, furniture or fixtures placed by Tenant in the Premises, the leasehold estate created hereby, or operations at, occupancy of, or conduct of business in or from the Premises.  Tenant shall also pay to Landlord, concurrently with the payments of rent as provided for herein, the amount of any applicable sales, use or excise tax with respect to any such rent, whether the same be levied, imposed or assessed by the State of Texas or any other federal, state, county or municipal governmental entity or agency, including any so called "rent taxes", but Tenant shall not be required to pay or reimburse Landlord for any income taxes payable by Landlord.  If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises or the leasehold estate created hereby, and Landlord elects to pay the taxes based on such increase, then Tenant will be liable to Landlord for such payment by Landlord, and Tenant will pay to Landlord upon demand that part of such taxes for which Tenant is so liable.

4.7         Late Payments.  Should Tenant fail to pay any installment of Base Rental on or before the fifth (5th) day of each calendar month during the Term, a late charge in an amount equal to five percent (5%) of the installment then due will be paid by Tenant to Landlord at the time of payment of the delinquent sum; provided, however, Landlord agrees to waive such late charge for the first late payment in any twelve (12) month period so long as Tenant pays the amount due within five (5) days after written notice from Landlord.  The late charge is in addition to any Interest pursuant to Section 4.8 and is agreed by Landlord and Tenant to be a reasonable estimate of the extra administrative expenses incurred by Landlord in handling such delinquencies.

4.8         Interest.  All monetary obligations of Tenant to Landlord under this Lease remaining unpaid after the due date therefor will bear interest from and after such due date until paid at the lesser of (i) the highest lawful rate or (ii) eight percent (8%) per annum.  If no due date is established under the other terms and provisions of this Lease, such due date shall be five (5) days after the date upon which Landlord delivers to Tenant written demand for payment.  It is hereby agreed that in no event shall any charges permitted under this Lease, to the extent the same are considered to be interest under applicable law, ever exceed the maximum lawful rate of interest.

4.9         Supervision Fee.  If Tenant fails to perform any obligation of Tenant under this Lease after the applicable notice and cure period set forth in this Lease, Landlord may enter the Premises and perform such obligation without liability to Tenant for any loss or damage to Tenant, its property, its invitees or the property of its invitees thereby incurred, and Tenant will reimburse Landlord for the costs incurred by Landlord in connection with such performance, plus an additional ten percent (10%) of such cost to compensate Landlord for its overhead and supervision costs, within ten (10) days of receipt of Landlord's invoice therefor.

4.10       Additional Rental.  All amounts payable by Tenant to Landlord under this Lease in addition to Base Rental shall be deemed to be additional rental and will be payable and recoverable as rent in the manner prescribed in this Lease.  As used herein, the terms "rental" and/or "rent" shall mean and include, without limitation, the Base Rental, the Tenant's Pro Rata Share of Building Operating Costs, the Premises' Pro Rata Share of Energy Costs, and any other additional rental, charges, reimbursable costs and other sums that Tenant may owe to Landlord under the terms and conditions of this Lease from time to time or at any time.

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ARTICLE V

CONSTRUCTION

In the event any construction of tenant improvements is necessary for the Premises prior to Commencement Date, such construction will be accomplished and the cost of such construction will be borne by Landlord and/or Tenant in accordance with the Leasehold Improvement Agreement (if any) attached to this Lease, and except as expressly provided therein, Tenant acknowledges that Landlord has not undertaken and shall not be required to perform any modification, alteration or improvement to the Premises nor to provide any allowance or consideration in respect thereto.

ARTICLE VI

SERVICES AND UTILITIES

6.1         Services by Landlord.  Landlord agrees to furnish the following services during the term of this Lease:

(i)          Electric current to the Premises for lighting and machines of low electrical consumption, as may, in the sole judgment of Landlord, be reasonably required for use and occupancy under normal office operations;

(ii)         Air conditioning to the Premises, both heating and cooling (as required by the seasons), as may, in the sole judgment of Landlord, be reasonably required for comfortable use and occupancy under normal office operations, during normal hours (herein, the "Normal Business Hours") of office operations for the Building (which, for purposes of this Lease, shall be understood to be 7:00 a.m. to 7:00 p.m. [Frisco, Texas time] Monday through Friday, inclusive, and 7:00 a.m. to 2:00 p.m. [Frisco, Texas time] on Saturday);

(iii)        Cold water (at the normal temperature of the supply of water to the Building) for lavatory and toilet purposes, refrigerated water for drinking purposes and hot water (from the regular Building supply at prevailing temperatures) for lavatory purposes, all of such water service to be supplied from the Building's regular water supply;

(iv)        Janitorial cleaning service to the Premises including such window washing and wall cleaning as may in the sole judgment of Landlord be reasonably required;

(v)         Passenger elevators to the floor(s) on which the Premises are located for ingress to and egress from the Premises and freight elevator service in common with other tenants but only when scheduled through Landlord in advance;

(vi)        Electric lighting for all public areas and special service areas of the Building in the manner and to the extent as may be reasonable and standard in the sole judgment of Landlord; and

(vii)       Access to the Premises on a 24-hour-per-day, 7-day-per-week, basis; provided, that such access may be limited by Landlord during any periods other than Normal Business Hours, as well as on holidays and Sundays, to access by a cardkey access system or other system pursuant to which employees, contractors and/or visitors of Tenant shall be required to reasonably identify themselves in order to access the Building and Premises at such times, and such cards or other access systems may be issued or imposed by Landlord in accordance with Landlord's then-customary procedures (provided, further, that if access cards or other forms of identification issued by the Landlord are required by Tenant to replace lost or damaged cards or other forms of identification, Landlord may impose a reasonable fee to be reimbursed by Tenant for any such additional or replacement cards required to be so issued).

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(viii)      Security service patrolling Hall Office Park on a twenty-four (24) hours per day, seven (7) days per week basis.  NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, HOWEVER, TENANT HEREBY ACKNOWLEDGES AND AGREES THAT LANDLORD DOES NOT MAKE, AND TENANT HEREBY WAIVES, ANY GUARANTY OR WARRANTY, EXPRESSED OR IMPLIED, WITH RESPECT TO ANY SECURITY AT HALL OFFICE PARK, THE BUILDING OR THE PREMISES, OR THAT ANY SECURITY MEASURES WILL BE TAKEN OR WILL PREVENT OCCURRENCES OR CONSEQUENCES OF CRIMINAL ACTIVITY, IT BEING HEREBY ACKNOWLEDGED AND AGREED BY TENANT THAT LANDLORD HAS NOT AGREED TO PROVIDE ANY SECURITY SERVICES OR MEASURES AT HALL OFFICE PARK, THE BUILDING OR THE PREMISES OTHER THAN AS MAY BE EXPRESSLY SET FORTH HEREIN AND THAT NEITHER LANDLORD NOR ANY OTHER LANDLORD-RELATED PARTY SHALL BE LIABLE TO TENANT IN ANY EVENT FOR, AND TENANT HEREBY RELEASES LANDLORD AND ALL LANDLORD-RELATED PARTIES FROM ANY RESPONSIBILITY FOR, LOSSES DUE TO THEFT OR BURGLARY OR FOR DAMAGE OR INJURY DONE BY UNAUTHORIZED PERSONS IN THE BUILDING OR THE PREMISES, OR IN CONNECTION WITH ANY SUCH SECURITY MATTERS (INCLUDING WITHOUT LIMITATION ANY DAMAGE OR INJURY RESULTING FROM A CRIMINAL OR TERRORIST ATTACK).

Landlord, Landlord's cleaning contractor and such cleaning contractor's employees will have access to the Premises after 5:30 p.m. and before 8:00 a.m. and will have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises as required under this Lease.  Landlord will be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provision of utilities and services, if in so doing Landlord acts in accordance with a directive, policy or request of any governmental or quasi-governmental authority.

6.2         Tenant's Obligations.  Tenant will pay, prior to delinquency, charges for all materials and services not expressly the obligation of Landlord that are furnished to or used on or about the Premises during the Term of this Lease.

6.3         Additional Services.

6.3.1           Heating and Air Conditioning.  Landlord shall provide heating and air conditioning services to Tenant during Normal Business Hours at no additional cost, it being agreed that the cost thereof shall be included in the Building Operating Costs and/or Energy Costs in accordance with this Lease.  If Tenant requires heating and air conditioning after Normal Business Hours or on days other than normal business days, Landlord will furnish such services upon not less than twenty-four (24) hours' advance notice from Tenant, and Tenant will pay to Landlord upon demand Landlord's then established charges therefor.  The current charge for heating and air conditioning after Normal Business Hours is $50.00 per hour.  Tenant will not, without Landlord's prior written consent in each instance, install in the Premises equipment (including computer and telephone equipment) which generates sufficient heat to affect the temperature otherwise maintainable in the Premises by the Building air conditioning system as normally operated.  If any such heat generating equipment is installed, Landlord may install such supplementary air conditioning units, facilities or services in the Premises, or make such modifications to the Premises' air conditioning system, as may in Landlord's reasonable opinion be required to maintain proper temperature levels, and Tenant will pay Landlord within ten (10) days of Tenant's receipt of an invoice for the cost thereof, including installation plus Landlord's supervision fee, operation and maintenance expenses.

6.3.2           Electricity.  Tenant's use of electric current in the Premises will not at any time exceed the capacity of any of the electrical conductors and equipment in or serving the Premises.  Tenant will not, without Landlord's prior written consent in each instance, connect any fixtures, appliances or equipment to the Building's electric distribution system other than through outlets existing on Commencement Date or make any alteration or addition to the electric system of the Premises existing on the Commencement Date.  Should Landlord grant such consent, all additional risers or other equipment required therefor will be provided and installed by Landlord, and the cost thereof will be paid by Tenant to Landlord within ten (10) days after receipt of an invoice therefor.  If Landlord grants such consent pursuant to this Section 6.3.2 or if Tenant shall utilize additional equipment and/or services pursuant to Section 6.3.1 above or if Landlord from time to time reasonably determines that Tenant's use of electricity or any other utility or service in the Premises may be disproportionate to the use of other tenants, Landlord may separately charge Tenant for the excess costs attributable to such disproportionate use.  Landlord may in any such events install separate metering for any utility service, the cost of which separate metering, including installation and Landlord's supervision fee, Tenant will reimburse to Landlord within ten (10) days after invoicing by Landlord.

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6.3.3           Cleaning.  Tenant will pay to Landlord, within ten (10) days after receipt of an invoice from Landlord, the costs incurred by Landlord for (a) extra cleaning work in the Premises required because of the nature of the use and occupancy of the Premises by Tenant, and (b) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord's standard cleaning times.  If Tenant desires to have cleaning work done in the Premises in addition to that provided by Landlord pursuant to Section 6.1 hereof, Tenant must employ Landlord's janitorial cleaning contractor for such services, and the cost of such additional services will be borne solely by Tenant.

6.4         Interruption.  Landlord reserves the right, without any liability to Tenant and without affecting Tenant's covenants and obligations hereunder, to stop or interrupt or reduce any of the services listed in Section 6.1 and/or Section 6.3 or to stop or interrupt or reduce any other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of (i) the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary or (ii) any other cause beyond Landlord's control.  Landlord does not warrant that the services provided for in Section 6.1 and/or Section 6.3 or elsewhere in this Lease will be free from interruption or stoppage and no such interruption or stoppage will in any manner relieve Tenant of any of Tenant's obligations under this Lease except as expressly provided in this Lease.  FAILURE TO ANY EXTENT TO MAKE AVAILABLE, OR ANY SLOW-DOWN, STOPPAGE OR INTERRUPTION OF ANY SERVICES DESCRIBED IN THIS ARTICLE VI RESULTING FROM ANY CAUSE WHATSOEVER (OTHER THAN LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) SHALL NOT RENDER LANDLORD LIABLE IN ANY RESPECT FOR DAMAGES, NOR BE CONSTRUED AS AN EVICTION OF TENANT (ACTUAL OR CONSTRUCTIVE) NOR RELIEVE TENANT FROM FULFILLMENT OF ANY COVENANT OR AGREEMENT HEREOF.  Notwithstanding anything to the contrary set forth in this Section 6.4 above, and subject to the express terms of Article XI and Article XII hereof, it is hereby agreed that if at any time during the Term of this Lease, and so long as not caused by any act or omission on the part of Tenant or Tenant’s agents, employees or contractors, Landlord fails to deliver electrical service, HVAC service, elevator service, and/or water service to the Premises and/or other portions of the Building in accordance with the requirements of this Article VI (individually and/or collectively, the foregoing services being herein called the “Critical Services”), and if such interruption continues for more than five (5) consecutive business days and renders the Premises or any portion thereof untenantable, then Tenant shall promptly give notice to Landlord that the Premises are untenantable, and all Base Rental and additional rent shall in such event be proportionately abated with respect to the portion of the Premises rendered untenantable commencing the first day following Landlord’s receipt of such notice and continuing until any such interrupted Critical Services are restored.

ARTICLE VII

USE AND OCCUPANCY

7.1         Quiet Enjoyment.  During the Term of this Lease, Landlord agrees to warrant and defend Tenant's rights under this Lease to enjoy possession of the Premises against any party claiming by, through or under Landlord, subject to the terms of this Lease and any ground lease, mortgage or deed of trust which is now or hereafter placed against the Building or Property, so long as Tenant is not in default under this Lease.  This covenant will be construed as a covenant running with the land, and is not, nor will this covenant be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in this Lease and only for so long as such interest continues.  Thereafter this covenant will be binding only upon subsequent successors in interest of Landlord's interest in this Lease, to the extent of such successors' respective interests, as and when they will acquire the same, and for so long as such successors will retain such interest.

7.2         Tenant's Use.  Tenant agrees that the Premises will be used and occupied by Tenant only for those uses permitted by Section 1.10 of this Lease.  Notwithstanding anything to the contrary contained in the foregoing, Tenant may operate a retail store from a portion of the Premises located on the first floor of the Building to sell or provide to the public at no cost, Tenant’s products so long as such retail store is not visible from the front lobby of the Building.  In Tenant’s retail store on the first floor of the Building, Tenant shall be allowed to sell fresh juices and smoothies, health and promotional products (including, but not limited to, apparel, headwear, drinkware, activity items, health-oriented books and nutritional products), juice-related equipment and supplies.   However, in no event shall Tenant sell or provide to the public specialty coffees or teas or any other coffee or tea service, breakfast food items or deli foods from any portion of the Premises.  Tenant may submit to Landlord a written request from time to time to sell other items from Tenant’s retail store, and Landlord’s approval to such request will not be unreasonably withheld so long as such items do not violate the existing exclusive uses of other tenants in the Building or Hall Office Park.  From and after the date of this Lease, Landlord shall not enter into a lease for space in this Building or in the new building being constructed at 3201 Dallas Parkway, Frisco, Texas, with a tenant whose sales of fresh juice and smoothie products exceed ten percent (10%) of such tenant’s total sales from such location (“Tenant’s Exclusive Use”); provided, however, nothing shall preclude Landlord from leasing space to a restaurant tenant who sells juice beverages ancillary to its business and such sales account for less than ten percent (10%) of such restaurant’s total sales from such location.  In addition, Landlord agrees that it will not approve or consent to any assignment or sublease by an existing tenant (to the extent Landlord is entitled to withhold such approval or consent) that would allow any occupant to violate Tenant’s Exclusive Use.

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7.3         Rules and Regulations.  Tenant will comply fully with all requirements of the "Rules and Regulations" (herein so called) of the Building which are contained in Exhibit "D" attached hereto; provided that, in the event of any conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease shall control.  Landlord will at all times have the right to change such Rules and Regulations or to promulgate other non-discriminatory Rules and Regulations in such manner as may be deemed advisable for the safety, care, or cleanliness of the Building and Common Areas, and for the preservation of good order therein, all of which Rules and Regulations, changes and amendments will be forwarded to Tenant in writing and will be carried out and observed by Tenant.  Tenant will also be responsible for the compliance with such Rules and Regulations by the agents, employees, licensees and invitees of Tenant.  Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord will not be liable to Tenant for violation of the Rules and Regulations by any other tenant or such other tenant's employees, agents, invitees or licensees, provided however, that Landlord agrees to enforce the Rules and Regulations in a reasonably non-discriminatory manner.

7.4         Additional Covenants of Tenant.

7.4.1           Applicable Laws.  Tenant agrees to use and maintain the Premises in a careful, safe and proper manner and to comply with all applicable laws, ordinances, orders, rules and regulations of all governmental bodies, federal, state, county and municipal (collectively "Applicable Laws") from time to time in force which affect Tenant's use or occupancy of the Premises.  Tenant will pay all costs, expenses, fines, penalties and damages which may be imposed upon Landlord by reason of or arising out of Tenant's failure to comply with and observe fully and promptly such Applicable Laws.  Tenant will, at Tenant's expense, procure and maintain all governmental licenses or permits required for the proper and lawful conduct of Tenant's business in the Premises.  Tenant will give prompt notice to Landlord of any notice Tenant receives of the violation of any Applicable Laws.  Landlord will be responsible for compliance with Applicable Laws in the Common Areas, at Landlord’s expense, provided that such expense may be included in Building Operating Costs to the extent allowed pursuant to this Lease.

7.4.2           Waste, Hazards.  Tenant agrees not to commit waste or permit waste to be committed or to allow or permit any public nuisance on or in the Premises.  Tenant will not use the Premises or allow or permit the same to be used in any way which will increase the rate of fire or other insurance for the Building or the Building's contents, which may render the Building uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of Texas or which may render void or voidable any insurance on the Building or the Building's contents; provided, such restriction shall not prohibit Tenant from using the portion of the Premises located on the first (1st) floor of the Building as a test kitchen in accordance with the other terms and provisions of this Lease.  Tenant will not violate, or permit the violation of, any condition imposed by any insurance policy covering the Building and/or the Property and will not do, or permit anything to be done in the Premises which would result in the cancellation of fire or other insurance for the Building, the Building's contents or the Property, or limit the assertion of any defense by the insured, in whole or in part, to claims under any policy of insurance in respect of the Building or the Property.  In the event that by reason of Tenant's acts or conduct of business there is an increase in the rate of insurance on the Building or the contents thereof, then Tenant hereby agrees to pay such increase, but such payment will not be deemed a waiver of Landlord's rights to enforce the covenants herein contained.

7.5         Entry by Landlord.  Upon reasonable prior notice to Tenant, Landlord will have the right at any time to enter the Premises for the purpose of examining and inspecting the Premises and to make such repairs, additions or alterations to the Premises or other portions of the Building as Landlord may deem necessary or proper for the safety, improvement or preservation of the Premises or of the Building, so long as same do not unreasonably interfere with Tenant's use and occupancy of the Premises.  During the period of nine (9) months prior to the expiration date of this Lease, Landlord and Landlord's agent may show the Premises to prospective tenants.

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7.6         Building Name.  Landlord reserves and retains the right at any time and from time to time to change the name by which the Building is designated; provided, however, in the event Landlord elects to make such change, Landlord shall reimburse Tenant for the reasonable expenses incurred by Tenant in replacing Tenant’s letterhead and other printed materials bearing the name of the Building in such quantities on hand as of the date of such change, not to exceed a three (3) month supply.

ARTICLE VIII

REPAIRS, ALTERATIONS

8.1         Repairs and Maintenance.  Landlord will repair and maintain the structural components of the Building, the basic Building core, the basic Building facilities systems which pass through the Premises and the Common Areas.  Landlord will not be responsible for maintenance or repair of improvements made by or at the request of Tenant that are not Building Standard (which term, as used herein and herein so called, shall mean the level or type of service or equipment standard in the Building or the type, brand or quality of materials Landlord designates from time to time to be the minimum or exclusive type, brand or quality to be used in the Building), it being hereby agreed that Tenant shall be solely responsible for the cost of maintenance or repair of any non-Building Standard improvements made by or at the request of Tenant.  Tenant will, at Tenant's expense, take good care of and maintain the Premises in good order, condition and repair, except as provided in the preceding sentence.  Tenant will be liable for any damage to the Premises or to any other part of the Building which arises out of any act, omission, misuse or neglect of Tenant or any of Tenant's subtenant's, employees, agents, contractors or invitees entering upon the Premises.  Tenant, at Tenant's expense, will promptly replace all scratched, damaged or broken doors and glass in and about the Premises and will be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Premises and replacement of all non-Building Standard (it being the agreement of Landlord that Landlord shall replace, at Landlord's expense, any Building Standard lighting in the Premises) light bulbs and fluorescent tubes in the Premises.  Any repairs in or to the Premises or the Building for which Tenant is responsible will, only after Landlord's receipt of written request therefor, be performed by Landlord at Tenant's expense (including Landlord's supervision fee under Section 4.9 hereof).

8.2         Surrender of Premises.  Upon termination or earlier expiration of this Lease, or upon the exercise by Landlord of Landlord's right to re-enter the Premises without terminating this Lease, Tenant will deliver the Premises to Landlord in a condition comparable to the condition existing on the Commencement Date, ordinary wear, tear and obsolescence only excepted.  Tenant will deliver to Landlord all keys for the Premises and combinations to safes located in the Premises.  Tenant will, at Landlord's option, remove, or cause to be removed, from the Premises or the Building, at Tenant's expense and as of Expiration Date or earlier termination of this Lease, all of Tenant's signs, notices, displays, movable trade or business fixtures, and, unless otherwise requested or required by Landlord, cabling, wiring, conduit, telecommunications equipment and, subject to Section 8.3 of this Lease, any non-Building standard tenant improvements placed in the Premises or the Building of which Landlord notified Tenant at the time of Landlord’s approval thereof that such improvements would be required to be removed (provided, that in no event shall Tenant remove any light fixtures, dishwashers, refrigerators or similar equipment, or any equipment, improvements or items otherwise required to remain in the Premises pursuant to this Lease [including, without limitation, Section 8.3.4 hereof], unless Landlord requests in writing Tenant's removal of same).  Tenant agrees to repair, at Tenant's expense, any damage to the Premises or the Building resulting from the removal of any articles of personal property, movable business or trade fixtures, machinery, equipment, furniture, movable partitions or non-Building standard tenant improvements (provided Landlord notified Tenant at the time of Landlord’s approval of such improvements that such restoration work would be required), including without limitation, repairing the floor and patching and painting the walls where reasonably required by Landlord.  Tenant's obligations under this Section 8.2 will survive the expiration or earlier termination of this Lease.  If Tenant fails to remove any item of property permitted or required to be removed at the expiration or earlier termination of the Term, Landlord, may, at Landlord's option, (a) remove such property from the Premises at the expense of Tenant and sell or dispose of same in such manner as Landlord deems advisable, or (b) place such property in storage at the expense of Tenant.  Any property of Tenant remaining in the Premises ten (10) days after the Expiration Date or earlier termination of this Lease will be deemed to have been abandoned by Tenant, and in such case such items may be retained by Landlord as Landlord's property or disposed of by Landlord without accountability to Tenant, in such manner as Landlord determines, at Tenant's expense.

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8.3         Alterations and Additions by Tenant.

8.3.1           Approval Required.  Tenant will not make, or cause or permit to be made, any additions, alterations, installations or improvements in or to the Premises (singularly "Alteration" and collectively "Alterations"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing provisions of this paragraph, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria:  (a) is solely of a cosmetic nature, such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from outside the Premises or the Building; (c) will not affect the systems or structure of the Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises; provided, that even for Alterations not requiring the consent of Landlord pursuant hereto, the contractor or contractors providing and/or undertaking any such Alterations shall be subject to the prior written approval of Landlord (which approval shall not be unreasonably withheld or delayed) and must provide evidence of insurance against such risks and in such amounts as may be reasonably required by Landlord (such evidence of insurance to be provided prior to the commencement of any such Alterations), and the hours of construction and proposed construction methods with regard to such Alterations must in any event be reasonably coordinated with Landlord in advance so as to avoid unreasonable interference with the management, use or occupancy of the Building by others.  Unless Landlord has waived such requirement in writing, together with Tenant's request for approval of any Alteration, Tenant must also submit details with respect to the proposed source of funds for the payment of the cost of the Alteration by Tenant, design concept, plans and specifications, names of proposed contractors, and financial and other pertinent information about such contractors (including without limitation, the labor organization affiliation or lack of affiliation of any contractors), certificates of insurance to be maintained by Tenant's contractors, hours of construction, proposed construction methods, details with respect to the quality of the proposed work and evidence of security (such as payment and performance bonds) to assure timely completion of the work by the contractor and payment by the contractor of all costs of the work.  It is hereby agreed that, in any event, prior to the commencement of any Alterations by Tenant, Tenant shall record or cause to be recorded a notice in the applicable real property records in the county in which the Building is located, identifying Tenant as the party for whom the aforesaid Alterations are being performed and providing notice that Landlord shall not be responsible for any liens or claims of lien arising or claimed by reason of any such Alterations.  Moreover, Tenant must maintain and/or cause any of its contractors and subcontractors to maintain insurance coverage against such risks, in such amounts and with such companies as Landlord reasonably requires in connection with any such Alterations, and certificates or other evidence of such insurance in form and content satisfactory to Landlord must be provided to Landlord prior to the commencement of any such Alterations, and such certificate(s) shall list Landlord and, upon request, Landlord's property manager and/or mortgagee as additional insureds.  Any approvals by Landlord of Tenant's contractors or of any of Tenant's drawings, plans or specifications which were prepared in connection with any construction of Alterations in the Premises shall not in any way be construed as or constitute a representation or warranty of Landlord as to the abilities of the contractor(s) or as to the adequacy or sufficiency of such drawings, plans or specifications, or the Alterations to which they relate, for any use, purpose or condition.  With respect to any Alteration which is visible from outside the Premises, such proposed Alteration must, in the sole opinion of Landlord, also be architecturally and aesthetically harmonious with the remainder of the Building.

8.3.2           Complex Alterations.  If the nature, volume or complexity of any proposed Alterations causes Landlord to consult with an independent architect, engineer or other consultant, Tenant will reimburse Landlord for the reasonable fees and expenses incurred by Landlord.  If any improvements will affect the basic heat, ventilation and air conditioning or other Building systems or the Building, Landlord may require that such work be designed by consultants designated by Landlord and be performed by Landlord or Landlord's contractors.

8.3.3           Standard of Work.  All work to be performed by or for Tenant pursuant hereto will be performed diligently and in a first-class, workmanlike manner, and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Building and/or Tenant and Landlord's insurance carriers.  Landlord will have the right, but not the obligation, to inspect periodically the work on the Premises and to require Tenant to correct or cause to be corrected any defects or deficiencies with respect to such work or to make changes in the method or quality of the work.

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8.3.4           Ownership of Alterations.  All Alterations made by or for Tenant (other than the Tenant's movable trade fixtures), will immediately upon installation become the property of the Landlord, without compensation to the Tenant; provided, however, Landlord will have no obligation to repair or maintain such Alterations.  Carpeting, shelving and cabinetry will be deemed improvements of the Premises and not movable trade fixtures, regardless of how or where affixed.  Such Alterations will not be removed by Tenant from the Premises either during or at the expiration or earlier termination of the Term and will be surrendered as a part of the Premises unless such Alteration is not Building standard and Landlord has requested that Tenant remove same.  Tenant will have the right to request at the time of submission to Landlord of Tenant's information in connection with a proposed Alteration that Landlord designate which non-Building standard Tenant improvements resulting from such Alteration will be subject to removal at the end of the Term.  In the absence of such request, all non-Building standard improvements resulting from such Alteration will be subject to removal.  Tenant will reimburse Landlord for the cost of repair for all damage done to the Premises or the Building by the installation and/or removal of any Alterations.

8.4         Mechanics and Materialmen's Liens.  Tenant will not permit to be placed upon the Premises, the Building, the Common Areas or the Property during the Term, any mechanics' or materialmen's lien or liens caused by or resulting from any work performed, materials furnished or obligations incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant promptly will pay or bond around the same so as to obtain the discharge and release thereof.  If any such lien or liens are not so discharged and released within twenty (20) days after written notice thereof from Landlord to Tenant (or such shorter period as may be reasonably required by Landlord in the event that a sale or refinancing of the Building may then be pending), Landlord will have the right and privilege, at Landlord's option, of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, will be additional rental hereunder due from Tenant to Landlord and will be repaid to Landlord within ten (10) days after delivery to Tenant of an invoice therefor.

8.5         Control of Building and Common Areas.  The Building and Common Areas will be at all times under the exclusive control, management and operation of the Landlord.  Landlord hereby reserves the right from time to time (i) to alter or redecorate the Building (including the Common Areas) or construct additional facilities adjoining or proximate to the Building, provided that Landlord’s exercise of such rights does not materially adversely affect Tenant’s access to or use of the Premises; (ii) to close temporarily doors, entry ways, public spaces and corridors and to interrupt or suspend temporarily Building services and facilities in order to perform any redecorating or alteration or in order to prevent the public from acquiring prescriptive rights in the Common Areas, provided that Landlord’s exercise of such rights does not materially adversely affect Tenant’s access to or use of the Premises; and (iii) to change the name of the Building.

ARTICLE IX

INSURANCE

9.1         Tenant's Insurance.

9.1.1           Liability Insurance; Other.  Tenant agrees to maintain throughout the Term a policy or policies of commercial general liability insurance covering the Premises and Tenant's use thereof, insuring against claims for personal or bodily injury or death or property damage (including contractual indemnity and liability coverage without contractual exclusion) occurring upon, in or about the Premises, in the following amount(s):  One Million Dollars ($1,000,000.00) per occurrence for bodily injury and property damage, and Two Million Dollars ($2,000,000.00) general aggregate, together with One Million Dollars ($1,000,000.00) per occurrence for personal or advertising injury, and together with Five Million Dollars ($5,000,000.00) umbrella coverage.  Tenant additionally agrees to carry (i) workers' compensation insurance to the statutory limit and employer's liability insurance to the limit of One Million Dollars ($1,000,000.00) per occurrence (each with a waiver of subrogation endorsement in favor of Landlord and, upon Landlord's request, Landlord's property manager and/or mortgagee), and (ii) motor vehicle liability insurance with coverage for all owned, non-owned and hired vehicles with combined limits of not less than One Million Dollars ($1,000,000) per each accident for bodily injury or property damage.  Moreover, if it becomes customary for a significant number of tenants of properties similar in size and use to the Premises in the area in which the Building is located to be required to provide insurance with other coverages or increased coverages over the insurance described in this Section 9.1, then, within thirty (30) days after Landlord's reasonable request therefor, Tenant shall provide Landlord with an insurance policy or policies as so requested to provide such increased or other coverages, and which insurance policy or policies shall otherwise be in accordance with the terms and conditions of this Lease.

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9.1.2           Property Insurance.  Tenant agrees to maintain throughout the Term an insurance policy or policies of "Causes of Loss – Special Form" (formerly, "all-risks"), or comparable coverage by whatever name denominated, on all Alterations and all of Tenant's personal property, including removable trade fixtures, office supplies and movable office furniture and equipment, located on the Premises, in an amount equal to full replacement cost thereof and endorsed to provide that Tenant's insurance is primary in the event of any overlapping coverage with the insurance carried by Landlord.  Such insurance will be maintained at the expense of Tenant and payment for losses thereunder will be made solely to Tenant or to the mortgagees of Tenant (if permitted hereunder) as their interests may appear.

9.1.3           Policy Form.  Such insurance will be written by an insurance carrier which carries a Best's Insurance Report's rating of at least A XII (or an equivalent rating if Best's ratings are substantially revised or discontinued) and will name Landlord and (upon request by Landlord) any property manager and/or mortgagee of Landlord as either (as applicable) an "additional insured" or insured "as such party's interest will appear".  Landlord will be furnished, on or before the earlier to occur of (i) thirty (30) days after execution hereof or (ii) the date on which Tenant commences occupancy of the Premises, a certificate of insurance (in each case in form and content satisfactory to Landlord) of the original policy and of all renewals within thirty (30) days before the effective dates of such renewals.  Such certificate will contain an endorsement to the effect that the insurance company will give Landlord at least thirty (30) days' prior written notice by certified mail in the event of cancellation, non-renewal or material change in any such policy.  All commercial general liability, property and other insurance policies maintained by Tenant pursuant hereto (other than workers' compensation) shall be written as and endorsed to be primary policies, not contributing with and not supplemental to the coverage that Landlord and any Landlord's mortgagee and/or property manager may carry (with any policies of Landlord and any Landlord's mortgagee and/or property manager being excess, secondary and non-contributing).

9.2         Indemnity.

9.2.1           WAIVER AND INDEMNITY BY TENANT.  SUBJECT TO SECTION 9.4 BELOW, TENANT HEREBY WAIVES AS TO THE LANDLORD AND OTHER LANDLORD-RELATED PARTIES (AS DEFINED BELOW), AND HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD, AND ANY OFFICER, DIRECTOR, OWNER, PARTNER, EMPLOYEE, AGENT, CONTRACTOR, PROPERTY MANAGER OR OTHER AUTHORIZED REPRESENTATIVE OF LANDLORD (THE "LANDLORD-RELATED PARTIES," WHETHER ONE OR MORE), FROM AND AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, DAMAGES, CLAIMS, SUITS, LOSSES, CAUSES OF ACTION, LIENS, JUDGMENTS AND EXPENSES (INCLUDING COURT COSTS, ATTORNEYS' FEES AND COSTS OF INVESTIGATION) OF ANY KIND, NATURE OR DESCRIPTION RESULTING FROM OR ALLEGED TO RESULT FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM, ANY OF THE FOLLOWING (COLLECTIVELY THE "TENANT-RELATED CLAIMS"):  (i) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE PREMISES; (ii) ANY ALTERATIONS PERFORMED BY OR ON BEHALF OF TENANT UNDER SECTION 8.3 HEREOF; (iii) THE CONSTRUCTION OF ANY TENANT IMPROVEMENTS OR ALTERATIONS BY TENANT OR A PARTY ON BEHALF OF TENANT; (iv) THE NEGLIGENCE OR WILLFUL MISCONDUCT OF TENANT OR THE TENANT-RELATED PARTIES, OR THEIR AGENTS, SUBTENANTS, LICENSEES OR VISITORS IN THE PARKING AREAS; (v) THE OPERATION OR CONDUCT OF TENANT'S BUSINESS WITHIN THE PREMISES; OR (vi) THE BREACH OF THIS LEASE BY TENANT.  SUCH INDEMNIFICATION WILL BE IN EFFECT EVEN IF THE TENANT-RELATED CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF LANDLORD OR ANY LANDLORD-RELATED PARTY EXCEPT WITH RESPECT TO ITEM (iv) ABOVE.  The indemnity obligations of Tenant under this Section 9.2.1 will not apply to a Tenant-Related Claim arising out of the gross negligence or intentional misconduct of Landlord or any Landlord-Related Party.

9.2.2           INDEMNITY BY LANDLORD.  SUBJECT TO SECTION 9.4 BELOW, LANDLORD HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS TENANT, AND ANY OFFICER, DIRECTOR, OWNER, PARTNER, EMPLOYEE, AGENT, CONTRACTOR OR OTHER AUTHORIZED REPRESENTATIVE OF TENANT (THE "TENANT-RELATED PARTIES," WHETHER ONE OR MORE), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, DAMAGES, CLAIMS, SUITS, LOSSES, CAUSES OF ACTION, LIENS, JUDGMENTS AND EXPENSES (INCLUDING COURT COSTS, ATTORNEYS' FEES AND COSTS OF INVESTIGATION) OF ANY KIND, NATURE OR DESCRIPTION RESULTING FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM, ANY OF THE FOLLOWING (COLLECTIVELY, THE "LANDLORD-RELATED CLAIMS"):  (i) EXCEPT AS OTHERWISE SET FORTH IN SECTION 9.2.1 ABOVE, AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE COMMON AREAS; (ii) THE OPERATION OR CONDUCT OF LANDLORD'S BUSINESS WITHIN THE COMMON AREAS; OR (iii) THE BREACH OF THIS LEASE BY LANDLORD.  SUCH INDEMNIFICATION WILL BE IN EFFECT EVEN IF THE LANDLORD-RELATED CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF TENANT OR ANY TENANT-RELATED PARTY.  The indemnity obligations of Landlord under this Section 9.2.2 will not apply to a Landlord-Related Claim arising out of the gross negligence or intentional misconduct of Tenant or any Tenant-Related Party.  Furthermore, all claims against Landlord are limited by Section 16.4 hereof.

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9.3         Landlord's Insurance.  Landlord agrees to maintain throughout the Term a policy or policies of insurance covering loss of or damage to the Building in an amount equal to not less than eighty percent (80%) of the full replacement value of the Building.  The premium(s) for such policy or policies will be included as part of the Building Operating Costs.  Payment for losses covered under such policy or policies will be made solely to Landlord or to the Landlord's mortgagees as their interests may appear.  Landlord shall have the right to self-insure the obligations set forth in this paragraph.

9.4         Waiver of Subrogation.  EACH PARTY AGREES TO NOTIFY SUCH PARTY'S PROPERTY INSURANCE CARRIER OF THE EXISTENCE OF THIS WAIVER OF SUBROGATION PROVISION AND TO HAVE INCLUDED IN EACH OF THE PROPERTY INSURANCE POLICIES REQUIRED TO BE CARRIED BY SUCH PARTY UNDER THIS LEASE A WAIVER OF THE INSURER'S RIGHT OF SUBROGATION AGAINST THE OTHER PARTY DURING THE TERM OF THIS LEASE OR, IF SUCH WAIVER SHOULD BE UNOBTAINABLE OR UNENFORCEABLE, (I) AN EXPRESS AGREEMENT THAT SUCH POLICY WILL NOT BE INVALIDATED IF THE INSURED WAIVES THE RIGHT OF RECOVERY AGAINST ANY PARTY RESPONSIBLE FOR A CASUALTY COVERED BY THE POLICY BEFORE THE CASUALTY OR (II) ANY OTHER FORM OF PERMISSION FOR THE RELEASE OF THE OTHER PARTY.  IF SUCH WAIVER, AGREEMENT OR PERMISSION IS NOT, OR CEASES TO BE, OBTAINABLE FROM EITHER PARTY'S THEN CURRENT INSURANCE COMPANY, THE INSURED PARTY WILL NOTIFY THE OTHER PARTY PROMPTLY AFTER LEARNING THEREOF, AND SHALL USE SUCH PARTY'S BEST EFFORTS TO OBTAIN SAME FROM ANOTHER ACCEPTABLE INSURANCE COMPANY.  Unless the waivers contemplated by this sentence are not obtainable for the reasons described in this Section 9.4, Landlord waives any and all rights of recovery, claims, actions or causes of action against Tenant and the Tenant-Related Parties, and Tenant waives any and all rights of recovery, claims, actions or causes of action against Landlord and the Landlord-Related Parties, for any loss or damage to property which is covered or would have been covered under the insurance policies required under this Lease.  The foregoing release will not apply to losses or damages in excess of actual or required policy limits (whichever is greater) nor to any deductible (up to a maximum of $10,000) applicable under any policy obtained by the waiving party, provided, however, that for purposes of this Section 9.4, Landlord shall be deemed to have been required to have full replacement value insurance on the Building.  The failure of either party (the "Defaulting Party") to take out or maintain any insurance policy required under this Lease will be a defense to any claim asserted by the Defaulting Party against the other party hereto by reason of any loss sustained by the Defaulting Party that would have been covered by any such required policy.  The waivers set forth in the immediately preceding sentence will be in addition to, and not in substitution for, any other waivers, indemnities or exclusions set forth in this Lease.

9.5         Control of Proceeds.  Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises will be for the sole benefit of the party carrying such insurance and under such party's sole control.

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ARTICLE X

ASSIGNMENT AND SUBLETTING

10.1       Consent.  Tenant will not assign this Lease or sublet all or any portion of the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that without limiting the foregoing, Landlord and Tenant acknowledge that it would be reasonable for Landlord to withhold its consent in any of the following instances: (1) in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or sublessee would entail alterations which would reduce the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (2) any proposed assignee or sublessee of Tenant is not reasonably creditworthy, in Landlord's reasonable judgment, or Landlord has received a report of defaults by such proposed assignee or sublessee under prior leases, which report has been confirmed by Landlord to the best of its reasonable ability; (3) Landlord has experienced previous uncured defaults by or is in litigation with the proposed assignee or sublessee; (4) the proposed assignee's or sublessee's anticipated use of the Premises involves the generation, storage, use, treatment or disposal of unlawful levels of Hazardous Materials; (5) the proposed sublessee or assignee is a current tenant of the Hall Office Park (unless Landlord is unable to accommodate such current tenant’s need for additional space of a size comparable to that portion of the Premises covered by the proposed assignment or sublease) or an entity with whom Landlord is actively negotiating a letter of terms or letter of intent to lease space in the Hall Office Park; (6) the proposed assignment or sublease would cause a violation of another lease for space in Hall Office Park or would give an occupant of Hall Office Park a right to terminate or cancel its lease; (7) the Landlord's mortgagee does not consent to such assignment or subletting for any reason; (8) the proposed assignee or sublessee is a governmental agency (except to the extent that Tenant is required by law to assign or sublease thereto or such assignment or sublease is a result of operation of applicable law); (9) an event of default then exists under this Lease; or (10) the proposed assignee or sublessee's anticipated use of the Premises is prohibited by the terms of this Lease or would violate a then-existing exclusive use granted to any tenant or other occupant of Hall Office Park.  If consent to any assignment or subletting is given by Landlord, such consent will not relieve the Tenant or any guarantor of this Lease from any obligation or liability under this Lease.  If Landlord consents to such assignment or sublease, Tenant shall furnish Landlord with an executed copy of such assignment or sublease instrument at the time such is executed, and Tenant shall in any event pay and reimburse to Landlord all reasonable fees and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with the processing of any such request for consent.  Tenant must, in the case of any such assignment or sublease, cause the assignee or sublessee to expressly assume and agree to perform all of the covenants, duties and obligations of Tenant under this Lease, but Tenant will nevertheless remain directly and primarily liable for the performance of all such covenants, duties and obligations.  If this Lease is assigned or any part of the Premises is occupied by any person other than the Tenant without the consent of Landlord, the Landlord may nevertheless enforce the provisions of this Lease against, and collect Base Rental and additional rent from, the assignee or occupant, and apply the net amount collected to the Base Rental and other amounts payable under this Lease, but, in no event will such enforcement or collection be construed as a waiver of this covenant or release of Tenant or Guarantor on this Lease.  The consent by Landlord to any assignment or subletting shall not relieve Tenant, or any permitted sublessee or assignee, from obtaining the express consent of Landlord to any further assignment or subletting.  Any attempt to effect an assignment or sublease without the required consent of Landlord will be void and of no effect.

10.2       Landlord's Options.  If the Tenant desires to assign this Lease or sublet all or part of the Premises, Tenant will notify Landlord in writing at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or enter into such sublease, and Tenant will provide Landlord with a copy of the proposed assignment or sublease, and sufficient information concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed assignee or subtenant(s).  Within fifteen (15) days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed subtenant(s) or assignee, Landlord will have the option to:

(i)          Cancel this Lease as to all of the Premises on the effective or commencement date of such proposed assignment or subletting, if Tenant proposes to assign Tenant's interest in the Lease or sublet more than seventy-five percent (75%) of the Premises (or so much of the Premises which, when combined with those portions theretofore assigned or sublet by Tenant, results in seventy-five percent (75%) or more of the Premises having been so transferred), or cancel this Lease as to the portion of the Premises proposed to be sublet if Tenant proposes to sublet less than seventy-five percent (75%) of the Premises; or

(ii)         Consent to the proposed assignment or sublease, provided, however, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration for the assignment or sublease or any payment incident to the assignment or sublease) exceeds the rent payable under the Lease for such space, Tenant will pay to Landlord fifty percent (50%) of all such excess rent and other excess consideration, after deducting therefrom the amount of any reasonable expenses incurred by Tenant in connection with the procural of such assignment, sublease or other transfer, which payment shall be made by Tenant to Landlord within ten (10) days following Tenant's receipt of such excess rent and/or consideration by Tenant; or

(iii)        Refuse to consent to the proposed assignment or sublease, if such refusal is reasonable, but allow Tenant to continue in the search for an assignee or sublessee that will be acceptable to Landlord, which option will be deemed to be elected unless Landlord gives Tenant notice providing otherwise.

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10.3       Definition of Assignment.  The use of the words "assignment", "subletting", "assign", or "assigned" or "sublet" in this Article X will include (i) the pledging, mortgaging or encumbering of Tenant's interest in this Lease, or the Premises or any part thereof, (ii) the total or partial occupation of all or any part of the Premises by any person, firm, partnership, or corporation, to any groups of persons, firms, partnerships, or corporations, or any combination thereof, other than Tenant, (iii) an assignment or transfer by operation of law, and (iv) with respect to a corporation, partnership, or other business entity, a transfer or issue by sale, assignment, bequest, inheritance, operation of law, or other disposition, or by subscription, of any part or all of the corporate shares of or general partnership interest or other interests in the Tenant, so as to result in any change in the present effective voting control of the Tenant by the party or parties holding such voting control on the date of this Lease.  Upon the request of Landlord, Tenant will make available to the Landlord or to Landlord's representatives, for inspection, all books and records of the Tenant necessary to ascertain whether there has, in effect, been a change in control of Tenant, subject to any restrictions of applicable securities’ laws.  Item (iv) of this Section 10.3 will not apply to a corporation whose shares are traded on a nationally recognized stock exchange.  Notwithstanding anything to the contrary set forth in this Article X, however, Tenant shall have the right to assign the Lease or sublet the Premises or any portion thereof, without Landlord's consent (which following-described assignment or subletting shall be herein referred to as a "Permitted Transfer"), to:  (i) any corporation or other legal entity which controls, is controlled by or is under common control with Tenant, so long as Tenant remains liable in such event for all obligations of Tenant under this Lease; or (ii) any corporation or other legal entity which acquires all or substantially all of the Tenant’s stock or the assets of Tenant's business as an ongoing concern, or into or with which Tenant is merged or consolidated in accordance with all applicable laws governing such mergers and consolidations, so long as such acquirer's and/or survivor's (as the case may be) tangible net worth after such acquisition, merger or consolidation is not less than the greater of Tenant's tangible net worth as of the date immediately preceding the date of such acquisition, merger or consolidation or Tenant's tangible net worth as of the date immediately preceding the Effective Date of this Lease; provided, that any such permitted transferee under the circumstances described in the immediately preceding clauses (i) and (ii) must first assume, in full, all of the obligations of Tenant set forth in this Lease, and Tenant shall remain fully liable in any such event for all of its obligations under this Lease; provided, further, that Tenant shall in any event notify Landlord of any such Permitted Transfer, as provided in this sentence above, in writing not less than ten (10) business days in advance of the date of consummation of any such Permitted Transfer (which notice shall be accompanied by evidence, in form and content reasonably satisfactory to Landlord, of the tangible net worth of such permitted transferee, where applicable, and of the express assumption by such permitted transferee of Tenant's obligations under this Lease as provided above); provided, however, that if Tenant is prevented from providing Landlord advance notice under Applicable Laws or the terms and conditions of the transaction, Tenant shall give Landlord written notice as soon as possible and in no event later than ten (10) business days after the consummation of the Permitted Transfer .  It is agreed that, for purposes hereof, the term "tangible net worth" means the excess of total assets over total liabilities, in each case determined in accordance with generally acceptable accounting principles, consistently applied, excluding from the determination of total assets all assets which can be classified as intangible assets under generally acceptable accounting principles (including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights and franchises).

10.4       Bankruptcy, Insolvency.  If this Lease is assigned to any person or entity pursuant to  the provisions of the Federal Bankruptcy Code, 11 U.S.C. § 101, et seq., as subsequently amended (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment will be paid or delivered to Landlord, will be and remain the exclusive property of Landlord, and will not constitute property of Tenant within the meaning of the Bankruptcy Code.  Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord will be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.  For purposes of Section 365(f)(2) of the Bankruptcy Code "adequate assurances of future performance" will include, but not be limited to, a Security Deposit, net worth, and creditworthiness equal to that of Tenant on the date of this Lease.  Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment.  Any such assignee will upon demand execute and deliver to Landlord an instrument confirming such assumption.

10.5       Landlord's Assignment.  Landlord shall have the right to sell, convey, transfer, assign, pledge, mortgage or encumber, in whole or in part, all and every feature of Landlord's rights and obligations hereunder and in the Building and the Property.  Upon the occurrence of any sale, conveyance, transfer or assignment, such successor in interest shall be deemed to have assumed Landlord's rights and obligations under this Lease, Landlord will be released from all obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

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ARTICLE XI

FIRE AND OTHER CASUALTY

11.1       Total Destruction.  In the event that (i) the Building is totally destroyed by fire, tornado or other casualty, or (ii) the Premises or the Building is so damaged that rebuilding or repair of such damage cannot be completed within two hundred seventy (270) days after the date of such damage, as set forth in the estimate to be obtained as provided below, then, in either such event, either Landlord or Tenant may terminate this Lease, in which event rent payable hereunder will be abated during the unexpired portion of the Term of this Lease effective from the date of such damage.  If Tenant wishes to terminate this Lease, Tenant must do so by notifying Landlord in writing of such election within thirty (30) days after the date of Tenant's receipt of the below-described estimate.  In determining whether rebuilding or repair can be completed within two hundred seventy (270) days, a statement of the estimated time for rebuilding or repair certified to by Landlord's architect will be conclusive, and Landlord shall deliver a copy of such estimate to Tenant promptly following receipt thereof.

11.2       Partial Destruction.  In the event the Building or the Premises is damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs can be completed within two hundred seventy (270) days after the date of such damage, or if the damage is more serious but neither Landlord nor Tenant elects to terminate this Lease, Landlord will, following Landlord's receipt of insurance proceeds with respect to such damage in an amount sufficient (in Landlord's discretion) to pay the costs of the following rebuilding or repair, commence to rebuild or repair the Building and/or the Premises and proceed with reasonable diligence to restore the Building and/or the Premises to substantially the same condition in which the same existed immediately prior to the happening of the casualty; provided, however, that (i) Landlord will not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and leasehold improvements which have been placed by Tenant, or on behalf of Tenant, on or within the Premises, nor any Alterations which Tenant is required to insure pursuant to Section 9.1.2 above, (ii) Landlord shall not be required to rebuild or repair any damage to the extent that such damage is not insured under the insurance policy or policies required to be carried by Landlord pursuant to Section 9.3 above, nor shall Landlord be required to spend more than the amount of insurance proceeds actually received, and (iii) in no event shall Landlord be required to rebuild or repair the Premises or Building to other than substantially the same condition each was in immediately prior to the happening of the fire or other casualty.  Following any such rebuilding or repair by Landlord, Tenant shall rebuild and repair Tenant's insured Alterations, fixtures and improvements in the Premises.  Landlord will allow Tenant a fair diminution of rental during the time the Premises are unfit for occupancy.  In the event any mortgagee under a deed of trust, security agreement or mortgage on the Building requires that the insurance proceeds be applied to the debt secured thereby, Landlord will have no obligation to rebuild or is unable to by virtue of any such requirement or by virtue of any restrictions, prohibitions or requirements of law, and if Landlord elects not to rebuild or is unable to rebuild by virtue of any such requirement or by virtue of any restrictions, prohibitions or requirements of law, this Lease will terminate upon notice of such election given by Landlord to Tenant.  Except as specifically provided above, there will be no reduction of  rental.

11.3       No Liability.  Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom if any, in or to any portion of the Building of the Premises.  Moreover, Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant's use or occupancy of the Premises, whether by virtue of fire, casualty or otherwise, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR ANY LANDLORD-RELATED PARTIES.

ARTICLE XII

EMINENT DOMAIN

12.1       Total Taking.  If the whole or substantially the whole of the Building or of the Property is condemned or taken in any manner including a voluntary conveyance by Landlord in lieu of condemnation, during the Term of this Lease by any governmental or quasi-governmental agency having the power of eminent domain, this Lease will terminate as of the date of taking of possession for such purpose.  If less than the whole or substantially the whole of the Building or the Premises is taken but the portion of the Premise taken is so great that Tenant cannot continue to conduct business in a manner comparable to the manner in which Tenant conducted Tenant's business prior to the taking, Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord and thereupon this Lease will terminate upon the date of the taking.

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12.2       Partial Taking.  If less than the whole or substantially the whole of the Building or the Premises is taken but the portion of the Building or the Property taken is such that the taking materially adversely affects the value of the Property or the Building, Landlord may elect to terminate this Lease by delivering written notice thereof to Tenant and thereupon this Lease will terminate upon the date of the taking.  Any election to terminate this Lease pursuant to the preceding sentences must be exercised within sixty (60) days after the date of taking.  Upon any condemnation of less than the whole of the Building or the Premises which does not result in the termination of this Lease as described above, this Lease will nevertheless terminate as to the portion of the Premises so taken and continue in full force and effect as to the remaining portion of the Premises and the rent payable hereunder will equitably abate with respect to the portion of the Premises so taken (with no effect on the rental payable for the remainder of the Premises).

12.3       Award.  Landlord shall be entitled to receive the entire award in any condemnation proceeding for a permanent taking which affects the Building or the Premises described in Sections 12.1 or Section 12.2 above, including without limitation, any award for the value of the unexpired portion of the Term of this Lease.  Tenant hereby expressly assigns to Landlord all of Tenant's right, title and interest in and to any such award or payment for a permanent taking.  No temporary taking of the Premises, and/or Tenant's rights therein, by a public or quasi-public agency under the right of eminent domain will terminate this Lease or give Tenant any right to any abatement of Base Rental or Additional Rent under this Lease.  Any award made to Tenant by reason of any temporary taking will belong entirely to Tenant and Landlord will not be entitled to share in such award.

ARTICLE XIII

DEFAULT BY TENANT

13.1       Events of Default.  The occurrence of any of the following will constitute a default by Tenant under this Lease:

13.1.1           Monetary Default.  If Tenant fails to pay any monetary obligation of Tenant under this Lease at the time such monetary obligation is due, and such failure continues for five (5) days after delivery of written notice from Landlord to Tenant specifying such default (provided, that if two [2] such failures have already occurred in any consecutive twelve [12] month period, Tenant shall not be entitled thereafter to any such notice of, or such period to cure, any subsequent failure during such twelve [12] month period, and any such subsequent failure during such period shall be and constitute an immediate event of default under this Lease without further requirement of notice from Landlord to Tenant thereof).

13.1.2           Non-monetary Default.  If Tenant fails to comply with any term, provision or covenant of this Lease, other than the payment of monetary obligations, within thirty (30) days after written notice from Landlord to Tenant specifying that Tenant has failed to comply with such term, provision or covenant, or if such failure cannot reasonably be cured within such 30-day period, Tenant fails to commence to cure such failure within such 30-day period or thereafter fails to prosecute the cure diligently and continuously or fails to complete the cure within 60 days after the date of Landlord's notice of such default.

13.1.3           Assignment to Creditors.  If Tenant shall make a general assignment for the benefit of creditors.

13.1.4           Insolvency.  If Tenant becomes insolvent, or unable to pay Tenant's debts as the same become due, or Tenant files or there is filed against Tenant and not dismissed within a period of sixty (60) days, a petition seeking entry as to Tenant of an order for relief under any chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any State thereof.

13.1.5           Receivership.  If a receiver, custodian, examiner, sequestrator or trustee is appointed for all or substantially all of the assets of Tenant and the same is not terminated or stayed within sixty (60) days.

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13.1.6           Abandonment.  If Tenant abandons any substantial portion of the Premises for a period of ten (10) or more consecutive days and thereafter fails to pay any rent due hereunder with respect thereto.

13.1.7           Inaccuracy of Financial Information.  If Tenant provides financial or credit information to Landlord that is materially inaccurate or incomplete as of either the date provided to Landlord or the date, if any, on which such information is reaffirmed by Tenant to Landlord as accurate.

As used in this Section 13.1, the term "Tenant" includes any guarantor of Tenant's obligations under this Lease.

13.2       Remedies.  Upon the occurrence of any event of default specified in Section 13.1.1, Section 13.1.2, Section 13.1.6 or Section 13.1.7, Landlord will have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever.  Upon the occurrence of any other event of default under Section 13.1, this Lease will automatically terminate without action on the part of Landlord and Section 13.2.1 hereof will control.

13.2.1           Landlord's Remedies.

(a)          Landlord may at any time thereafter (without being under any obligation to do so) re-enter the Premises and correct or repair any condition which shall constitute a failure on the part of Tenant to observe, perform, or satisfy any term, condition, covenant, agreement, or obligation of Tenant under this Lease; and Tenant shall fully reimburse and compensate Landlord on demand for the costs incurred by Landlord in doing so, plus a fee for Landlord's administrative and overhead costs and efforts in an amount equal to fifteen percent (15%) of such cost.  No action taken by Landlord under this Subsection shall relieve Tenant from any of Tenant's obligations under this Lease or from any consequences or liabilities arising from the failure of Tenant to perform such obligations.

(b)          Landlord may terminate this Lease and repossess the Premises.  In the event that Landlord elects to terminate this Lease, Landlord shall be entitled to recover damages equal to the total of (i) the cost of recovering the Premises (including reasonable attorneys' fees and costs); (ii) the cost of removing and storing Tenant's or any other occupant's property; (iii) the unpaid Rent owed at the time of termination, plus interest thereon from the date when due at the maximum rate of interest then allowed by law; (iv) the cost of reletting the Premises (as reasonably estimated by Landlord and including reasonable alterations or repairs to the Premises and third-party brokerage commissions); (v) the costs of collecting any sum due to Landlord (including without limitation, reasonable attorneys' fees and costs); (vi) the Discounted Future Rent (as defined herein below); and (vii) any other sum of money or damages owed by Tenant to Landlord as a result of the default by Tenant, whether under this Lease, at law, or in equity (including without limitation any loan-related damages which may be incurred by Landlord as a result of any event of default by Tenant, such as the payment of default interest, legal fees, late charges and collection costs, it being hereby acknowledged by Tenant that an event of default by Tenant under this Lease may cause Landlord to incur such damages under its mortgage and/or other financing documents).

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(c)          Landlord may terminate Tenant's right of possession of the Premises without terminating this Lease and repossess the Premises.  In the event that Landlord elects to take possession of the Premises without terminating this Lease, Tenant shall remain liable for, and shall pay to Landlord, from time to time on demand, (i) all costs and damages described in Subsection (b) of this Section 13.2.1 and (ii) any deficiency between the total Rent due under this Lease for the remainder of the Term and rents, if any, which Landlord is able to collect from another tenant for the Premises during the remainder of the Term ("Rental Deficiency").  Landlord may file suit to recover any sums falling due under the terms of this Lease from time to time, and no delivery to or recovery by Landlord of any portion of the sums owed to Landlord by Tenant under this Lease shall be a defense in any action to recover any amount not previously reduced to judgment in favor of Landlord.  To the extent required by Applicable Law, Landlord shall use reasonable efforts to relet the Premises on such terms and conditions and to such parties as Landlord, in Landlord's sole but reasonable discretion, may determine (including a term different from the Term, rental concessions, and alterations and improvements to the Premises); but Landlord shall never be obligated to relet the Premises before leasing other rentable areas within the Building, it being the intent of the parties that Tenant shall not be placed in a preferential position by reason of Tenant's own default, nor shall Landlord be required to relet for less than fair market rental or be required to relet to a tenant (or for a use) which is not in keeping with the character of the Building; and Landlord shall in no event be liable in any manner, nor shall Tenant's obligations hereunder be diminished, by the failure of Landlord to relet the Premises or, in the event of reletting, to collect rent thereunder.  If the Premises or any portion thereof are relet by Landlord during the unexpired portion of the Term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rental reserved upon such reletting will, prima facie, be deemed to be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting, so long as such reletting is to an unrelated third party in a bona fide lease transaction.  No refusal or failure to relet or failure to collect rental will release or affect Tenant's liability for damages or otherwise under this Lease so long as Landlord complies with the provisions of this Section 13.2.1(c).  Any sums received by Landlord through reletting shall reduce the sums owing by Tenant to Landlord, but Tenant shall not be entitled to any excess of any sums obtained by reletting over and above a credit for the Rent provided in this Lease under any circumstances.  For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations, or additions in and to the Premises that Landlord may deem reasonably necessary or advisable, and any such reasonable costs incurred by Landlord in connection therewith may be included within the loss or damage suffered by Landlord and recoverable hereunder by reason of the event of default by Tenant, together with any other reasonable costs of recovering the Premises or reletting same.  No taking of possession or reletting of the Premises or any other action or omission to act by Landlord shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord.  Notwithstanding any such reletting without termination, Landlord may, at any time thereafter, elect to terminate this Lease for such previous default.  In the alternative (but only in the event that Tenant's default constitutes a material breach), Landlord may elect to terminate Tenant's right to possession of the Premises and to immediately recover as damages, in lieu of the Rental Deficiency, a sum equal to the difference between (a) the total Rent due under this Lease for the remainder of the Term and (b) the then fair market rental value (which phrase shall, for purposes hereof, mean the rental rate that would be received from a comparable tenant for a comparable lease for premises and other properties of equivalent quality, size, condition and location as the Premises, taking into account any free rent or other concessions that are generally prevailing in the marketplace at the time of Tenant's default, market conditions, and the period of time the Premises may reasonably be expected to remain vacant before Landlord is able to re-let the Premises to a suitable new tenant) of the Premises during such period, discounted to present value at the Prime Rate (defined below) in effect upon the date of determination ("Discounted Future Rent").  For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced by a federally insured bank selected by Landlord in the state in which the Building is located as such bank’s prime or base rate.  In such event, Landlord shall have no obligation to relet or the Premises or to apply any rentals received by Landlord as a result of any reletting to Tenant's obligations under this Lease; and the aggregate amount of all damages due to Landlord, including the Discounted Future Rent, shall be immediately due and payable to Landlord upon demand.

(d)          If the event of default is, in whole or in part, abandonment of any substantial portion of the Premises for a period of ten (10) or more consecutive days, Landlord may, in its sole discretion and to the maximum extent permitted by applicable law, in addition to all other remedies available, upon 30 days advance written notice to Tenant, do each or all of the following:

(1)         Charge Tenant the full amount of all increases in insurance premiums for the Building caused by or related to Tenant's abandonment of the Premises, until the Premises are re-let or the abandonment is otherwise terminated; and/or

(2)         Charge Tenant all increased costs of maintenance and repair, including increased security costs, incurred at the Building caused by or related to Tenant's abandonment of the Premises, until the Premises are re-let or the abandonment is terminated.

13.2.2           Relet Premises.  Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other party who may be occupying the Premises or any part thereof without being liable for prosecution or any claim for damages therefor, and if Landlord so elects, relet the Premises on such terms as Landlord deems advisable and receive the rental thereof.  Tenant will pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the Term of this Lease.  If the Premises or any portion thereof are relet by Landlord during the unexpired portion of the Term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rental reserved upon such reletting will, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting.  Landlord will not be liable in any way whatsoever for Landlord's failure or refusal to relet the Premises or any portion thereof, or if the Premises or any portion thereof are relet, for Landlord's failure to collect the rental under such reletting, and no such refusal or failure to relet or failure to collect rental will release or affect Tenant's liability for damages or otherwise under this Lease.  No re-entry or taking of possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant.  Notwithstanding any reletting or re-entry or taking possession, Landlord may at any time thereafter elect to terminate this Lease for a previous default.

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13.2.3           Cure Default.  Landlord may enter upon the Premises without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease.  Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease together with Landlord's supervision fee, and Tenant further agrees that Landlord will not be liable for any damages resulting to Tenant from such action.

13.2.4           Injunctive Relief.  In the event of a breach or threatened breach by Tenant of any of Tenant's obligations under this Lease, Tenant expressly acknowledges and agrees that Landlord will also have the right of injunction.  Tenant acknowledges that, if Landlord seeks injunctive relief, irreparable injury for breach or threatened breach shall be presumed.

13.3       Landlord's Damages.  The loss or damage suffered by Landlord by reason of termination of this Lease or the deficiency from any reletting as provided for above will include the expense of repossession and any repairs or remodeling undertaken by Landlord following repossession, brokerage fees resulting from reletting the Premises, and all damages Landlord may incur by reason of such default, including without limitation, the cost of recovering the Premises.

13.4       Remedies Cumulative.  The specific remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.  Pursuit of any of the foregoing remedies will not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or equity, nor will pursuit of any remedy herein provided constitute a forfeiture or waiver of any rental due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained.

13.5       Joint and Several Liability.  If more than one party is defined as Tenant in this Lease, all of the duties, obligations, promises, covenants and agreements contained in this Lease to be paid and performed by Tenant will be the joint and several obligation of all parties defined as Tenant.  Each party defined as Tenant agrees that Landlord in Landlord's sole discretion may (i) institute or bring suit against each such party, jointly and severally, or against any one or more of such parties, (ii) compromise or settle with any one or more of such parties for such consideration as Landlord may deem proper, and (iii) release one or more of such parties from liability hereunder; and each agrees that no such action by Landlord will impair or affect Landlord's right to collect costs, expenses, losses or damages incurred or suffered by Landlord from the other parties defined as Tenant, or any of such parties, not so sued, compromised, settled with or released.

13.6       Landlord's Lien; Security Interest.  Intentionally deleted.

13.7       Attorneys' Fees.  If Landlord or Tenant employs an attorney to assert or defend any action arising out of the breach of any term, covenant or provision of this Lease, or to bring legal action for the unlawful detainer of the Premises, the prevailing party in such action will be entitled to recover from the non-prevailing party therein all attorneys' fees and costs of suit incurred by such prevailing party in connection therewith.  For purposes of this Section 13.7, a party will be considered to be the "prevailing party" if (i) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial or alternative dispute resolution process), (ii) such party did not initiate the litigation and either (A) received a judgment in its favor, or (B) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (iii) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.

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13.8       Waivers.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default will not be deemed or construed to constitute a waiver of any other violation or default.  Landlord's acceptance of rental following an event of default will not be construed as a waiver by Landlord of such event of default, nor be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained.  TENANT HEREBY WAIVES AND SURRENDERS, FOR ITSELF AND ALL PERSONS OR ENTITIES CLAIMING BY, THROUGH AND UNDER TENANT, ANY RIGHTS, PRIVILEGES AND LIENS SET OUT UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE (AS AMENDED), AND TENANT EXEMPTS LANDLORD FROM ANY LIABILITY OR DUTY THEREUNDER.  TENANT FURTHER HEREBY WAIVES ALL RIGHTS UNDER THE TEXAS PROPERTY TAX CODE, NOW OR HEREAFTER IN EFFECT, INCLUDING WITHOUT LIMITATION ALL RIGHTS UNDER SECTION 41.413 AND 42.015 THEREOF, GRANTING TO TENANTS OF REAL PROPERTY OR LESSEES OF TANGIBLE PERSONAL PROPERTY THE RIGHT TO PROTEST THE APPRAISED VALUE, OR RECEIVE NOTICE OF ANY REAPPRAISAL, OF ALL OR ANY PORTION OF THE BUILDING AND PROPERTY, IRRESPECTIVE OF WHETHER LANDLORD HAS ELECTED TO PROTEST SUCH APPRAISED VALUE.  LANDLORD AND TENANT FURTHER HEREBY EACH ACKNOWLEDGE AND AGREE THAT THEY ARE KNOWLEDGEABLE AND EXPERIENCED IN COMMERCIAL TRANSACTIONS AND FURTHER HEREBY ACKNOWLEDGE AND AGREE THAT THE PROVISIONS OF THIS LEASE FOR DETERMINING CHARGES, AMOUNTS AND ADDITIONAL RENT PAYABLE BY TENANT (including, without limitation, under Sections 4.2, 4.6, 4.9, 6.2 and 6.3 OF THIS LEASE) ARE COMMERCIALLY REASONABLE AND VALID and, as to each such charge or amount, constitutes a "method by which the charge is to be computed" for purposes of Section 93.012 of the Texas Property Code (as such section now exists or as same may be hereafter amended or succeeded), EVEN THOUGH SUCH METHODS MAY NOT STATE PRECISE MATHEMATICAL FORMULAE FOR DETERMINING SUCH CHARGES; PROVIDED, FURTHER, THAT NOTWITHSTANDING THE FOREGOING, TENANT HEREBY VOLUNTARILY AND KNOWINGLY WAIVES, to the extent permitted by applicable law, ALL RIGHTS AND BENEFITS TO WHICH TENANT MAY BE ENTITLED UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS SUCH SECTION NOW EXISTS OR AS SAME MAY BE HEREAFTER AMENDED OR SUCCEEDED.

13.9       Landlord's Default.  Landlord shall be in default under this Lease if Landlord fails to perform any of Landlord's obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord, provided that if such failure cannot reasonably be cured within said 30-day period, Landlord shall not be in default hereunder if the curative action is commenced within said 30-day period and is thereafter diligently pursued until cured.  In no event shall (a) Tenant claim a constructive or actual eviction or that the Premises have become unsuitable hereunder, or (b) a constructive or actual eviction or breach of the implied warranty of suitability be deemed to have occurred under this Lease, prior to the expiration of the notice and cure periods provided under this Section 13.9.  Tenant is granted no contractual right of termination by this Lease except as may be expressly set forth herein, and Tenant is granted no contractual right of offset or deduction with respect to Tenant except to the extent expressly set forth in this Lease.  Moreover, Tenant's remedies for any such default by Landlord shall be limited by the terms of Section 16.4 hereof.

13.10     Waiver of Certain Damages.  In no event shall Landlord be liable for any punitive, incidental, special or consequential damages arising under or in connection with this Lease, even if Tenant has been advised of the possibility of such damages, any claims for such damages being hereby knowingly and voluntarily waived and released by Tenant for all purposes under and in connection with this Lease and the Premises.  EXCEPT FOR DAMAGES LANDLORD MAY SUFFER IN THE EVENT OF A HOLDOVER BY TENANT PURSUANT TO SECTION 3.2 ABOVE AND EXCEPT FOR ANY DAMAGES LANDLORD MAY SUFFER RELATING TO A CONTAMINATION OF THE PREMISES, BUILDING OR THE PROPERTY BY HAZARDOUS MATERIALS RELEASED OR BROUGHT ONTO THE PROPERTY BY TENANT OR A TENANT-RELATED PARTY, In no event shall TENANT be liable for any punitive, incidental, special or consequential damages arising under or in connection with this Lease, even if LANDLORD has been advised of the possibility of such damages, any claims for such damages being hereby knowingly and voluntarily waived and released by LANDLORD for all purposes under and in connection with this Lease and the Premises.

13.11         Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO AGREE TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (OTHER THAN A MANDATORY COUNTERCLAIM) BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, AND/OR THE RELATIONSHIP OF THE PARTIES HEREUNDER AND/OR ANY CLAIM OF INJURY OR DAMAGE IN RESPECT HERETO, AND/OR ANY STATUTORY REMEDY RELATED THERETO OR TO THIS LEASE.

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ARTICLE XIV

SUBORDINATION AND ATTORNMENT

14.1       Subordination.  Tenant hereby subordinates this Lease and all rights of Tenant hereunder to any ground lease, mortgage or deed of trust and all liens created pursuant to future advances thereunder which are now or which may from time to time be placed upon the Premises, the Building, the Property or any part thereof, and any such ground lease, mortgage or deed of trust and all modifications, consolidations, replacements and extensions thereof (all such encumbrances being collectively referred to herein as the "Encumbrances" or individually as an "Encumbrance") will be superior to and have priority over this Lease.  This Section 14.1 is self-operative and no further instrument of subordination is required.  Notwithstanding the foregoing, it is agreed that any holder of a ground lease, lien, mortgage or deed of trust covering all or any part of the Building may at any time elect to have this Lease have priority over its lien, mortgage, deed of trust or ground lease by executing unilaterally an instrument of subordination or placing a clause of such subordination in any pleadings or in its lien, mortgage, deed of trust or ground lease instrument and recording the same.  Landlord shall use commercially reasonable efforts to obtain a nondisturbance agreement from any current or future holder of a mortgage or deed of trust on the Building for the benefit of Tenant, on such holder’s then-current form.

14.2       Attornment.  Tenant further covenants and agrees that if the lessor of any ground lease acquires title to the Property through termination or assignment of such ground lease or if the holder of any mortgage or deed of trust acquires the Premises by foreclosure or deed in lieu of foreclosure, or if any other party acquires the Premises as a purchaser at any foreclosure sale (any such lessor of any ground lease, holder of any mortgage or deed of trust or purchaser at a foreclosure sale being each hereinafter referred to as the "Purchaser"), Tenant will thereafter, but only at the option of the Purchaser, as evidenced by the written notice of the Purchaser's election given to Tenant within a reasonable time after the Purchaser's acquisition of title, attorn to such Purchaser and remain bound by novation or otherwise to the same effect as if a new and identical lease containing the terms of this Lease between the Purchaser, as Landlord, and Tenant, as tenant, had been entered into for the remainder of the Term of this Lease effective on the date of the Purchaser's acquisition of title.

14.3       Further Documentation.  Tenant agrees to execute any instrument(s) which may be deemed necessary or desirable to effect the subordination of this Lease to each such Encumbrance or to confirm any election to continue this Lease in effect in the event of foreclosure or ground lease termination or assignment, as above provided.  During the pendency of a default by Tenant under this Lease, Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact (such power to be deemed to be coupled with an interest) of Tenant to execute and deliver all such subordination instruments in the event that Tenant fails to execute and deliver such instruments within ten (10) days after notice from landlord requesting the execution thereof.  The Purchaser will not be liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord.  If the Purchaser requires any modification(s) of this Lease, Tenant will, at Landlord's request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as the Purchaser requires, provided that such modification(s) do not adversely affect in any material respect any of Tenant's monetary obligations under this Lease.

ARTICLE XV

CERTIFICATES

15.1       Estoppel Certificates.  Tenant agrees that upon tender of possession of the Premises and from time to time thereafter, upon not less than ten (10) days' prior written request by Landlord, or any  mortgagee of Landlord or prospective purchaser of the Building or any interest therein, Tenant will execute, acknowledge and deliver to Landlord and for such mortgagee or purchaser a statement certifying that no breach of or default in the Lease by Landlord has occurred and that this Lease has not been modified unless such modifications are stated therein, and certifying to such other factual matters in connection with the Lease and/or Premises as may be reasonably requested by the party requesting such certificate, which estoppel certificate shall be in a form acceptable to Landlord and/or such mortgagee or purchaser.  Any such statement may be relied upon by any prospective transferee or mortgagee of all or any portion of the Building or the Property, or any assignee of any such persons.  If Tenant fails to timely deliver such statement, Tenant shall be deemed to have acknowledged that this Lease is in full force and effect, without modification except as may be represented by Landlord, and that there are no uncured defaults in Landlord's performance.

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15.2       Financial Statements.  Landlord will have the right to request financial statements from Tenant for purposes of selling, financing or refinancing the Building.  Tenant shall, within ten (10) days after receipt of a request from Landlord setting forth the purposes for which such financial statement will be used, deliver to Landlord a current financial statement certified by Tenant's chief financial officer to be true and correct and to fairly express Tenant's then current financial condition.  For so long as Tenant is a corporation the stock of which is listed on a national securities exchange (as this term is used in the Securities Exchange Act of 1934, as amended) or is publicly traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal (a “Public Company”), Tenant’s obligations under this Section 15.2 may be satisfied by the financial information that is disclosed in the publicly available 10K and 10Q reports.  All such financial statements will be received by Landlord in confidence and used only for the purposes set forth in the request, except as may otherwise be required to be disclosed under applicable law.  In addition to the foregoing, if this Lease has been guaranteed, Landlord may request similar financial statement(s) with regard to any such guarantor(s), and Tenant shall, within ten (10) days after receipt of such request from Landlord setting forth the purposes for which such financial statement(s) will be used, deliver or cause to be delivered to Landlord current financial statement(s) for any such guarantor(s) satisfying the conditions set forth above.

ARTICLE XVI

LIMITATIONS ON REMEDIES AND OBLIGATIONS; INTEREST OF LANDLORD

16.1       Consents.  If Tenant requires Landlord's consent under any provision of this Lease and Landlord fails or refuses to give such consent, Tenant will not be entitled to any damages for any withholding by Landlord of Landlord's consent; it being intended that Tenant's sole remedy will be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in this Lease not to unreasonably withhold Landlord's consent or where as a matter of law Landlord may not unreasonably withhold Landlord's consent.

16.2       Force Majeure.  Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord and Tenant will not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war or acts of terrorism or violence, governmental laws, regulations or restrictions or any other causes (other than financial inability) of any kind whatsoever which are beyond the control of Landlord or Tenant, as applicable; provided, however, that the provisions of this Section 16.2 will never be construed as allowing an extension of time with respect to Tenant's obligation to pay rent when and as due under this Lease.

16.3       Best Efforts.  Whenever in this Lease or any exhibit hereto there is imposed upon Landlord the obligation to use Landlord's best efforts or reasonable efforts or diligence, Landlord will be required to exert such efforts or diligence only to the extent the same are economically feasible and will not impose upon Landlord extraordinary financial or other burdens.

16.4       Exculpation.  In any action brought by Tenant against Landlord in the event of any default by Landlord hereunder, Tenant will look only to Landlord's interest in the Property and the Building for satisfaction of Tenant's remedies or for the collection of a judgment or other judicial process requiring the payment of money by Landlord, and no other property or assets of Landlord, disclosed or undisclosed, will be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Premises.  As used in this Section 16.4, the term "Landlord" will be deemed to include any (i) partner, (ii) principal (disclosed or undisclosed), (iii) director, officer, or shareholder of any corporation which is Landlord or a partner of Landlord, or (iv) agent, servant or employee of Landlord.

16.5       Sale of Building.  The term "Landlord" will mean only the owner at the time in question of the fee title or a tenant's interest in a ground lease of the Premises.  The obligations contained in this Lease to be performed by Landlord will be binding on Landlord and Landlord's successors and assigns only during their respective periods of ownership.  In the event of a sale of the Building or assignment of this Lease by Landlord, Landlord will have the right to transfer the Security Deposit to Landlord's vendee or assignee, subject to Tenant's rights therein, and Landlord will thereafter be released from any liability to Tenant with respect to the return of the Security Deposit to Tenant.

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ARTICLE XVII

NOTICES

Each provision of this Lease with reference to the sending, mailing, or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, will be deemed to be complied with when and if the following steps are taken:

(i)          All rent and other payments required to be made by Tenant to Landlord hereunder will be payable to Landlord at the address set forth in Section 1.12 hereof, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

(ii)         Any notice or document required to be delivered hereunder must be in writing and will be deemed to be delivered, whether or not received, when delivered by receipted delivery by an independent, reputable courier service or three (3) business days after deposited with the United States Postal Service, postage prepaid, certified or registered mail, with return receipt requested, addressed to the parties hereto in either such event at the respective addresses set forth in Section 1.12 hereof, or at such other address as they have theretofore specified by written notice delivered in accordance herewith, provided that after the Commencement Date, Tenant's address for notice or other communication will be Tenant's address in the Building.

Notices required hereunder to be given by Landlord to Tenant may be given by Landlord or by Landlord's agent or attorney.

ARTICLE XVIII

BROKERS

Landlord and Tenant each represent to the other that they have had no dealings with any broker or agent (other than the Broker named in Section 1.13 hereof, if any) in connection with the negotiation or execution of this Lease.  TENANT HEREBY AGREES TO INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ANY SUCH CLAIMS OR LIABILITY ARISING OR RESULTING FROM ANYONE CLAIMING SUCH A COMMISSION BY, THROUGH OR UNDER TENANT OR BY VIRTUE OF THE ACT OR COMMITMENT OF TENANT.  Landlord covenants and agrees to pay the lease commission(s) due to the Broker named in Section 1.13 hereof, pursuant to one or more written lease commission agreement(s) between Landlord and said Broker (and the Broker shall be solely responsible for any portion of such commission(s) which is then payable to any other brokers pursuant to any commission-splitting or other agreement between Broker and any other brokers, and Landlord shall have no liability or responsibility and shall be held harmless by Broker with respect thereto), AND LANDLORD HEREBY AGREES TO INDEMNIFY AND HOLD TENANT HARMLESS FROM ANY DAMAGES ARISING OR OTHERWISE CONNECTED WITH LANDLORD'S BREACH OF THE COVENANT SET FORTH IN THIS SENTENCE AND FURTHER AGREES TO INDEMNIFY AND HOLD TENANT HARMLESS FROM ANY OTHER CLAIMS OR LIABILITY ARISING OR RESULTING FROM ANYONE CLAIMING A COMMISSION BY, THROUGH OR UNDER LANDLORD OR BY VIRTUE OF THE ACT OR COMMITMENT OF LANDLORD.

ARTICLE XIX

RELOCATION OF TENANT

Intentionally deleted.

ARTICLE XX

MISCELLANEOUS

20.1       No Implied Waiver.  No provision of this Lease will be deemed to have been released or waived by Landlord unless such release or waiver is in writing and is signed by Landlord.

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20.2       No Recording.  Tenant agrees that Tenant will not record this Lease or a memorandum thereof or a reference thereto without first securing the prior written consent of Landlord, which may be withheld at Landlord's sole discretion.  Any such memorandum shall not be deemed to change or affect any of the obligations or provisions of this Lease.

20.3       Independent Contractor.  It is understood and agreed that in leasing and operating the Premises, Tenant is acting as an independent contractor and is not acting as agent, partner, joint venturer or employee of Landlord, and nothing contained in this Lease shall create any relationship between the parties hereto other than that of Landlord and Tenant.

20.4       Additional Amenities.  Tenant acknowledges that Landlord may make additional amenities available within Hall Office Park, including without limitation access to notary services, discount priced tickets for community activities, availability of a childcare and/or a health club facility, and artwork for view. Tenant acknowledges and agrees that it is not a condition of this Lease that any such amenities, which are not included in the services and utilities referenced in Article VI above, be provided. Tenant further acknowledges and agrees that availability of such amenities may be discontinued without notice at any time, that Landlord may impose or increase a charge in connection with offering such amenities at any time, and that there is no assurance that any artwork that may be located within Hall Office Park will remain at a specific site thereon for any period of time or remain thereon for the term of this Lease.  Notwithstanding anything to the contrary contained in the foregoing, Landlord will agree to make available an area in Hall Office Park large enough for Tenant to conduct training for up to sixty (60) people during the Term of this Lease.  Tenant further acknowledges and agrees that, for any amenities available within Hall Office Park that are provided by a third-party provider, Tenant will not attempt to hold Landlord liable for any action or inaction of such third-party provider, and any attempt to hold Landlord liable therefor shall constitute a breach by Tenant of this Lease.

20.5       Survival.  All of the terms, conditions, covenants, promises and agreements contained  in this Lease (including, without limitation, each indemnity and hold harmless agreement contained herein) will survive the expiration or termination of this Lease with respect to all rights or remedies which have accrued prior to such expiration or termination.

20.6       Severability.  If any term or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease will not be affected thereby.  Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant will be deemed and construed as a separate and independent covenant of Tenant and not as dependent on any other provision of this Lease.

20.7       Amendments.  This Lease may not be altered, changed or amended, except by an instrument in writing signed by both parties hereto.  No custom or practice which may arise between the parties in the administration of the terms, provisions, covenants and conditions hereof will be construed to modify, waive or lessen the rights of Landlord hereunder.

20.8       Binding Effect; Authority.  The terms, provisions, covenants and conditions contained in this Lease will apply to, inure to the benefit of, and be binding upon the parties hereto, and upon such parties' respective permitted assigns, successors in interest and legal representatives, except as otherwise herein expressly provided.  Each individual executing this Lease on behalf of Landlord and Tenant warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said party, and each party hereto hereby warrants to the other that this Lease has been duly authorized in accordance with such party's governing instruments and that this Lease is binding upon said party in accordance with its terms (and that such party shall provide reasonable evidence of such authority upon reasonable advance notice and request from the other party hereto).

20.9       Gender.  Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires.

20.10     Captions; Section References.  The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms, provisions, covenants and conditions of this Lease.  Any reference herein to an article, paragraph or section shall mean and refer to an article, paragraph or section of this Lease unless otherwise expressly specified.

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20.11     Exhibits.  All exhibits, attachments, annexed or referenced instruments and addenda referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copied verbatim herein.

20.12     Entire Agreement.  This Lease, and the attachments, riders and exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter of this Lease.  Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease.  All understanding and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party is relying upon any statement or representation not embodied in this Lease or in other written agreement(s) made concurrently herewith.

20.13     Counterparts.  This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

20.14     Governing Law and Venue; Miscellaneous.  This Lease and all of the transactions contemplated herein shall be governed by and construed in accordance with the laws of the State of Texas, and Landlord and Tenant both irrevocably agree that their respective agreements and obligations hereunder will be performable in Frisco, Texas, and that venue for any action arising under or relating to the terms of this Lease shall be in Dallas County, Texas.  In no event shall any charges permitted under this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

20.15     No Reservation; Interpretation.  Submission by Landlord of  this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease.  This Lease will be effective as a lease or otherwise only upon execution and delivery by both Landlord and Tenant.  The terms and conditions of this Lease represent the result of negotiations between Landlord and Tenant, each of which were represented and/or had the opportunity to be represented by independent legal counsel and neither of which has acted under compulsion or duress; consequently, the normal rule of construction that any ambiguity be resolved against the drafting party shall not apply to the interpretation of this Lease or of any exhibits, addenda or amendments hereto.

20.16     OFAC Certification.  Tenant represents and warrants to Landlord that Tenant and any person or entity that directly owns a 10% or greater equity interest in it are currently in compliance with, and Tenant covenants that it shall at all times during the Term (including any extension thereof) be and remain in compliance with, the regulations of the U.S. Department of the Treasury Office of Foreign Asset Control ("OFAC") and any statute, executive order (including (i) the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism, to be referred to herein as the "Executive Order", and (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, being Public Law 107-56 and sometimes referred to herein as the "USA Patriot Act") or other governmental action relating thereto, including without limitation any and all other laws related to terrorism or money laundering (all of the foregoing being herein referred to collectively as the "Anti-Terrorism Laws").  Tenant further hereby covenants with Landlord that neither Tenant nor any person or entity that directly owns a 10% or greater equity interest in it is or shall be during the Term of this Lease a "Prohibited Person", which is defined as follows:  (A) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (B) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (C) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (D) a person or entity who commits, threatens or conspires to commit or support "terrorism" as defined in Section 3(d) of the Executive Order; (E) a person or entity that is named as a "specially designated national and blocked person" on the then-most current list published by OFAC at its official website or at any replacement website or other replacement official publication of such list; and (F) a person or entity who is affiliated with a person or entity listed in items (A) through (E) above.  At any time and from time to time during the Term, Tenant shall deliver to Landlord, within ten (10) business days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant's compliance with this Section 20.16.  TENANT HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD AND ALL LANDLORD-RELATED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, RISKS, LIABILITIES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND COSTS) ARISING FROM OR RELATED TO ANY BREACH OF THE FOREGOING CERTIFICATION.  The indemnification obligations set forth in this Section 20.16 shall survive the expiration or earlier termination of this Lease.

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20.17     Option to Renew.  Tenant shall have the right to renew the Term of this Lease in accordance with the terms and conditions set forth in Exhibit "H" attached hereto and made a part hereof.

20.18     Termination Option.  Tenant shall have the option to terminate the Term of this Lease prior to the scheduled Expiration Date upon, and subject to, the terms and conditions set forth in Exhibit "I" attached hereto and made a part hereof.

20.19     Right of First Refusal.  Tenant shall have and is hereby granted certain rights to lease additional space in the Building in accordance with, and subject to, the terms, conditions and limitations set forth in Exhibit "J" attached hereto and made a part hereof.

20.20     Building Signage.  During the initial Term, but only so long as (a) Tenant leases at least 25,381 Rentable Square Feet in the Building and (b) no event of default exists under the Lease beyond any applicable notice and cure period, Tenant shall have the right to install and maintain, at Tenant’s sole expense, exterior signage identifying Tenant’s name (the “Signage”) located on the top of the northwest exterior façade of the Building.  The signage rights granted herein are personal to the specific party originally identified as the “Tenant” under the Lease and may not be transferred, shared or assigned in whole or in part to any assignee, subtenant or other tenant in the Building, except to a permitted transferee in connection with a Permitted Transfer provided that Landlord has first approved of the name such permitted transferee desires to place on the Signage, which approval shall not be unreasonably withheld.  In addition, Tenant’s right to Signage shall terminate upon any sublease of all or any portion of the Premises, except to a permitted transferee in connection with a Permitted Transfer provided that Landlord has first approved of the name such permitted transferee desires to place on the Signage, which approval shall not be unreasonably withheld.  The location, size, material, construction and design of the Signage shall be subject to (a) the prior written approval of Landlord, in its sole discretion; (b) compliance with applicable laws; and (c) any required approval under the restrictive covenants applicable to the Property, as the same may be amended or modified from time to time (the “Covenants”).  Tenant shall not make any subsequent alterations in or additions to the Signage without in each instance first complying with the foregoing requirements.  Tenant acknowledges that Landlord has made no representation that any Signage proposed by Tenant will comply with applicable law or the Covenants.  In  no event shall Tenant use a name on the Signage that is in competition with another tenant of Landlord or its affiliates or in contravention of any prior signage rights.  Tenant, at its expense, shall obtain all necessary governmental permits and certificates required for the installation and use of the Signage, as well as any approvals necessary under the Covenants.  All construction, installation, alterations and repair and maintenance work shall be performed in a good and workmanlike manner in compliance with the Building’s rules and regulations and shall not interfere with, delay or otherwise impose any additional expenses upon Landlord in the maintenance and operation of the Building or upon the use and enjoyment by other tenants of their respective premises in the Building.  Tenant shall maintain the Signage and keep it in good working order repair and shall timely pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant related to the Signage.  Upon the expiration or earlier termination of Tenant’s right to possess the Premises, or if Tenant otherwise fails at any time to comply with the requirements of this Paragraph, Tenant shall, at its sole expense, promptly remove all such Signage which shall become the property of Tenant, and repair any damage caused by the Signage or its removal.  However, if the Signage is not removed from the Property within ten (10) business days after Landlord’s notice, then the Signage shall conclusively be deemed to have been abandoned by Tenant and may be removed, appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without further notice to Tenant or any other person and without obligation to account therefor.  Tenant shall pay Landlord all expenses incurred in connection with any such removal, appropriation, sale, storage, destruction and disposition of the Signage and the repair of any damage caused by the Signage or its removal.  Notwithstanding anything to the contrary contained in this Paragraph, or in any approvals or other communications, Landlord reserves the right, in its sole discretion and at its expense, to change any existing signage or modify its signage guidelines for the Property at any time and from time to time.  Tenant may use the Allowance (as defined in Exhibit “E”) to pay for the costs of the Signage.

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20.21     Telecommunications Equipment.  It is agreed that during the Term of this Lease, telecommunications equipment and systems with associated antennae and cables (the "Telecommunications System(s)") may be installed and operated on the roof of the Building above the Premises, at Tenant's sole cost and expense, but at no additional rental or occupancy charge.  Prior to installation of the Telecommunications System(s), Tenant shall obtain Landlord's prior written approval, which will not be unreasonably withheld, conditioned or delayed, of the location and type of said Telecommunications System(s), provided that Landlord's approval shall include the right of approval by Landlord as to the size, nature and screening of any such Telecommunications System(s), as well as approval with respect to the manner of installation thereof (it being hereby agreed by Tenant, for example and without limitation, that if the installation of any such Telecommunications System(s) shall require alterations or improvements to the roof of the Building, then Landlord may require that any such roof work be undertaken by contractors utilized or approved by Landlord and otherwise in a manner which will avoid the breach or voiding of any warranties then in effect with respect to such roof).  Tenant shall, at Tenant's sole cost and expense, be solely responsible for obtaining and maintaining in effect all necessary permits, licenses and/or approvals for the installation and operation of the Telecommunications System(s).  Tenant shall also be solely responsible, at Tenant's sole cost and expense, for the maintenance of the Telecommunications System(s), and for the cost of installation and maintenance thereof, and Tenant shall comply with all Applicable Laws in connection with the installation and maintenance of any such Telecommunications System(s) and shall obtain any and all necessary permits, licenses or other approvals of any governmental or quasi-governmental authority which may be required with respect to the installation, maintenance and/or use of such Telecommunications System(s) and shall ensure that same shall thereafter be operated and used only in accordance with such Applicable Laws, permits, approvals and/or licenses.  Tenant shall be responsible, at Tenant's sole cost and expense, for obtaining and maintaining in effect at all times that such Telecommunications System(s) are in place liability and property insurance for the Telecommunications System(s) consistent with the requirements set forth in Section 9.1 of this Lease.  The location of the Telecommunications System(s) will be considered to be part of the Premises for the purposes of any indemnity, waiver, or obligation to defend contained in this Lease or in any insurance policy carried by Tenant.  In the event that the Telecommunications System(s) causes interference to equipment used by Landlord or another tenant in the Building or Hall Office Park, Tenant shall use reasonable efforts, and shall cooperate with Landlord and other tenants, to promptly eliminate such interference.  Tenant shall, upon the expiration or termination of this Lease, at Tenant's sole cost and expense, remove the Telecommunications System(s) and repair any damage to the roof or other parts of the Building caused by the installation or removal of such Telecommunications System(s), unless Landlord consents in writing to the Telecommunications System(s) remaining on the roof after Tenant's tenancy hereunder has expired or terminated.  Landlord shall not charge Tenant for the use of the roof space for the Telecommunications System(s), so long as the amount of space required and utilized by Tenant in respect thereto does not exceed nine (9) square feet.

NOTICE OF INDEMNIFICATION

The parties to this Lease agreement hereby acknowledge and agree that this lease agreement contains certain indemnification provisions, including, without limitation, as set forth in Sections 9.2.1 and 9.2.2, Article XVIII,
Section 20.16, Exhibit "E" and Exhibit "F".

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EXECUTED, made and entered into by Landlord and Tenant effective as of the Effective Date.

LANDLORD:

HALL OFFICE PARK BUILDING 16, L.P.,
a Texas limited partnership

By:	Hall Office Park GP, LLC, a Texas limited liability company, its General Partner

	By:	/s/ Donald Braun
Donald L. Braun
Its: President

TENANT:

JAMBA JUICE COMPANY,
a California corporation

By:	/s/ David Pace
Name: David A. Pace
Title: President and Chief Executive Officer

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